AGREEMENT AND PLAN OF MERGER

                                        DATED

                                   OCTOBER 12, 1997

                                        AMONG

                               ICG COMMUNICATIONS, INC.

                                         AND

                     NETCOM ON-LINE COMMUNICATION SERVICES, INC.

                                  TABLE OF CONTENTS

                                                                       Page
                                                                       ----

                                      ARTICLE I

                                     DEFINITIONS

          Section 1.1    Definitions  . . . . . . . . . . . . . . . . . . 1
          Section 1.2    Other Definitions  . . . . . . . . . . . . . . . 3
          Section 1.3    Use of Terms . . . . . . . . . . . . . . . . . . 5

                                      ARTICLE II

                            THE MERGER AND RELATED MATTERS

          Section 2.1    The Merger . . . . . . . . . . . . . . . . . . . 5
          Section 2.2    Effective Time of the Merger . . . . . . . . . . 6

                                     ARTICLE III

                             CONVERSION OF CAPITAL STOCK

          Section 3.1    Conversion of Stock  . . . . . . . . . . . . . . 6
          Section 3.2    Exchange of Certificates . . . . . . . . . . . . 7
          Section 3.3    Dividends and Other Distributions. . . . . . . . 9
          Section 3.4    No Fractional Shares.  . . . . . . . . . . . . . 9
          Section 3.5    No Liability . . . . . . . . . . . . . . . . .  10
          Section 3.6    Lost Certificates  . . . . . . . . . . . . . .  10
          Section 3.7    Treatment of Stock Options, Etc. . . . . . . .  10
          Section 3.8    Closing of the Company's Transfer Books  . . .  11
          Section 3.9    Closing  . . . . . . . . . . . . . . . . . . .  11
          Section 3.10   No Repurchase Rights . . . . . . . . . . . . .  11

                                      ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF ICG

          Section 4.1    Organization and Qualification . . . . . . . .  11
          Section 4.2    Capitalization . . . . . . . . . . . . . . . .  11
          Section 4.3    Subsidiaries . . . . . . . . . . . . . . . . .  12
          Section 4.4    Authority Relative to this Agreement . . . . .  12
          Section 4.5    No Breach; Required Consents . . . . . . . . .  13
          Section 4.6    Consents and Approvals . . . . . . . . . . . .  13
          Section 4.7    Reports and Financial Statements . . . . . . .  13
          Section 4.8    Compliance with Law; Litigation  . . . . . . .  15
          Section 4.9    Title to Assets  . . . . . . . . . . . . . . .  15
          Section 4.10   Employee Matters . . . . . . . . . . . . . . .  15
          Section 4.11   ERISA  . . . . . . . . . . . . . . . . . . . .  16
          Section 4.12   Operations of Acquisition Sub  . . . . . . . .  17
          Section 4.13   No Broker  . . . . . . . . . . . . . . . . . .  17
          Section 4.14   Taxes  . . . . . . . . . . . . . . . . . . . .  17
          Section 4.15   Environmental Laws . . . . . . . . . . . . . .  17
          Section 4.16   Transactions with Affiliates . . . . . . . . .  18
          Section 4.17   Approval . . . . . . . . . . . . . . . . . . .  18

                                      ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Section 5.1    Organization and Qualification . . . . . . . .  19
          Section 5.2    Capitalization . . . . . . . . . . . . . . . .  19
          Section 5.3    Subsidiaries . . . . . . . . . . . . . . . . .  19
          Section 5.4    Authority Relative to this Agreement . . . . .  20
          Section 5.5    No Breach; Required Consents . . . . . . . . .  20
          Section 5.6    Consents and Approvals . . . . . . . . . . . .  21
          Section 5.7    Reports and Financial Statements . . . . . . .  21
          Section 5.8    Compliance with Law; Litigation  . . . . . . .  22
          Section 5.9    Title to Assets  . . . . . . . . . . . . . . .  23
          Section 5.10   Employee Matters . . . . . . . . . . . . . . .  23
          Section 5.11   ERISA  . . . . . . . . . . . . . . . . . . . .  23
          Section 5.12   Approval . . . . . . . . . . . . . . . . . . .  24
          Section 5.13   Financial Advisor  . . . . . . . . . . . . . .  25
          Section 5.14   Taxes  . . . . . . . . . . . . . . . . . . . .  25
          Section 5.15   Environmental Laws . . . . . . . . . . . . . .  25
          Section 5.16   Transactions with Affiliates . . . . . . . . .  25
          Section 5.17.  Contracts  . . . . . . . . . . . . . . . . . .  26
          Section 5.18.  Intellectual Property  . . . . . . . . . . . .  26

                                      ARTICLE VI

                        CONDUCT OF BUSINESS PENDING THE MERGER

          Section 6.1    Conduct of Business of the Company . . . . . .  26
          Section 6.2    Conduct of Business of ICG . . . . . . . . . .  29

                                     ARTICLE VII

                                ADDITIONAL AGREEMENTS

          Section 7.1    Access and Information . . . . . . . . . . . .  30
          Section 7.2    SEC Filings  . . . . . . . . . . . . . . . . .  31
          Section 7.3    Meetings of Stockholders . . . . . . . . . . .  34
          Section 7.4    Compliance with the Securities Act . . . . . .  34
          Section 7.5    Reasonable Best Efforts  . . . . . . . . . . .  34
          Section 7.6    Confidentiality and Public Announcements . . .  35
          Section 7.7    Notification . . . . . . . . . . . . . . . . .  35
          Section 7.8    HSR Act Filings  . . . . . . . . . . . . . . .  35
          Section 7.9    Indemnification of Executives  . . . . . . . .  36
          Section 7.10   Employee Benefits  . . . . . . . . . . . . . .  37

                                     ARTICLE VIII

                                 CONDITIONS PRECEDENT

          Section 8.1    Conditions to Each Party's Obligation
                         to Effect the Merger . . . . . . . . . . . . .  37
          Section 8.2    Conditions to Obligation of the Company
                         to Effect the Merger . . . . . . . . . . . . .  38
          Section 8.3    Conditions to Obligations of ICG and
                         Acquisition Sub to Effect the Merger . . . . .  39

                                      ARTICLE IX

                          TERMINATION, AMENDMENT AND WAIVER

          Section 9.1    Termination  . . . . . . . . . . . . . . . . .  39
          Section 9.2    Remedies.  . . . . . . . . . . . . . . . . . .  40
          Section 9.3    Amendment  . . . . . . . . . . . . . . . . . .  41
          Section 9.4    Waiver . . . . . . . . . . . . . . . . . . . .  41

                                      ARTICLE X

                           GENERAL PROVISIONS; DEFINITIONS

          Section 10.1   Non-Survival of Representations, Warranties
                         and Agreements . . . . . . . . . . . . . . . .  42
          Section 10.2   Notices  . . . . . . . . . . . . . . . . . . .  42
          Section 10.3   Fees and Expenses  . . . . . . . . . . . . . .  43
          Section 10.4   Specific Performance . . . . . . . . . . . . .  43
          Section 10.5   Third Party Beneficiaries  . . . . . . . . . .  43
          Section 10.6   Entire Agreement; Miscellaneous  . . . . . . .  43
          Section 10.7   Governing Law and Venue; Waiver of Jury Trial   43

                       EXHIBITS
                       --------

          EXHIBIT                  DESCRIPTION
          -------                  -----------

          A                        Form of Affiliate Agreement

                             AGREEMENT AND PLAN OF MERGER


                    THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated October 12, 1997 and is entered into by and among ICG Communications, Inc., a Delaware corporation ("ICG"), and NETCOM On-Line Communication Services, Inc., a Delaware corporation (the "Company").

                                       RECITALS
                                       --------

                    A. ICG and the Company have agreed to enter into a transaction in which a Delaware subsidiary of ICG to be formed ("Acquisition Sub") will merge with and into the Company (the "Merger"). At the effective time of the Merger, the outstanding shares of the capital stock of the Company shall be converted into the right to receive shares of common stock of ICG (except as provided herein). As a result, ICG will become the holder of all the outstanding shares of capital stock of the Company and the holders of shares of capital stock of the Company outstanding immediately prior to the Merger will become holders of shares of common stock of ICG.

                    B. The Boards of Directors of ICG and the Company each have determined that the transactions described herein are in the best interests of their respective corporations and stockholders.

                    C. It is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Code.


                    D. For financial accounting purposes, it is intended that the Merger shall be accounted for as a "pooling-of-interests" under generally accepted accounting principles.

                    NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained in this Agreement, the parties to this Agreement agree as follows:

                                      ARTICLE I
                                      ---------
                                     DEFINITIONS

                    Section 1.1    Definitions.  As used in this Agreement,
                                   -----------
          the following terms with initial capital letters will have the meanings set forth below:

                    "Affiliate" means, as to any Person, any other Person which, directly or indirectly, controls, is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with correlative meaning, "controlling," "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person (whether through the ownership of voting securities, by contract or otherwise).

                    "Business Day" means any day on which commercial banks are open for business in Denver, Colorado and San Jose, California.

                    "Company Common Stock" means the shares of common stock, par value $.01 per share, of the Company.

                    "Code" means the Internal Revenue Code of 1986, as amended.

                    "Environmental Law" means any applicable Legal Requirement relating to the protection, preservation or restoration of the environment (including, air, water vapor, surface water, ground water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource).

                    "Equity Affiliate" means, as to any Person, any other Person in which such Person or any of its Subsidiaries holds a five percent or greater equity interest.

                    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                    "ERISA Affiliate" means, as to any Person, any trade or business (whether or not incorporated) that is treated as a single employer with such Person under Section 414(b), (c), (m) or (o) or the Code.

                    "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

                    "ICG Closing Stock Price" means the average of the Volume Weighted Average Price of ICG Common Stock, as quoted by NASDAQ, for the ten consecutive trading days ending two trading days prior to the Closing Date.

                    "ICG Common Stock" means the shares of common stock, par value $.01 per share, of ICG.

                    "Intellectual Property" means copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

                    "Knowledge" means the actual present knowledge of a Person that is a human being and, in the case of a Person that is not a human being, the present actual knowledge of any executive officer (or any human being having duties comparable to those of an executive officer) of such Person.

                    "Legal Requirement" means any statute, ordinance, code, law, rule, regulation, order or other requirement, standard or procedure enacted, adopted or applied by any Governmental Entity, including judicial decisions applying common law or interpreting any other Legal Requirement or any agreement entered into with a Governmental Entity in resolution of a dispute or otherwise.

                    "Lien" means any lien, security interest, pledge, charge, claim, option, right to acquire, restriction on transfer, voting restriction or encumbrance of any nature.

                    "Material Adverse Effect" means a material adverse effect on the business, properties, assets, prospects, condition (financial or otherwise), liabilities or operations of a Person and its Subsidiaries, taken as a whole, or on the ability of such Person to perform its obligations under this Agreement.

                    "NASDAQ" means the over-the-counter market of the National Association of Securities Dealers, Inc.

                    "Person" means any human being or any partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity.

                    "SEC" means the United States Securities and Exchange Commission.

                    "Subsidiary" means, with respect to any Person, any other Person more than 50% of whose outstanding voting securities or partnership or other equity interests, as the case may be, are directly or indirectly owned by such Person.

                    "Termination Fee" means cash in the amount of $11,340,000.

                    Section 1.2    Other Definitions.  The following terms
                                   -----------------
          are defined in the Sections indicated:

                         Term                             Section
                         ----                             -------

                         Acquisition Proposal             6.1(h)
                         Acquisition Sub                  Recital A
                         Agreement                        Preamble
                         Antitrust Division               7.8
                         BT Alex. Brown                   5.4
                         Certificate of Incorporation     2.1(a)
                         Certificate of Merger            2.2
                         Closing                          3.9
                         Closing Date                     3.9
                         Company                          Preamble
                         Company Benefit Plans            5.11(a)
                         Company Options                  3.7
                         Company Permits                  5.8(a)
                         Company SEC Reports              5.7(a)
                         Company Stock                    3.1(b)
                         Company Stock Certificates       3.2(a)
                         DGCL                             2.1
                         Effective Time                   2.2
                         Exchange Act                     4.6
                         Exchange Agent                   3.2(a)
                         Exchange Ratio                   3.1(a)
                         Executive                        7.9(a)
                         FTC                              7.8
                         Governmental Entity              4.8(a)
                         HSR Act                          4.6
                         ICG                              Preamble
                         ICG Benefit Plans                4.11(a)
                         ICG Certificates                 3.2(a)
                         ICG Permits                      4.8(a)
                         ICG SEC Reports                  4.7(a)
                         Indemnified Party                7.2(h)(iii)
                         Indemnifying Party               7.2(h)(iii)
                         Joint Proxy Statement/
                              Prospectus                  7.2(a)
                         Losses                           7.2(h)(i)
                         Meeting                          7.3
                         Merger                           Recital A
                         Most Recent Company
                              Balance Sheet               5.7(c)
                         Most Recent ICG Balance Sheet    4.7(c)
                         NASD                             7.3
                         Other Filings                    7.2(b)
                         Preliminary Joint Proxy
                              Statement/Prospectus        7.2(a)
                         Secretary                        2.2
                         SEC Filings                      7.2(c)
                         Securities Act                   4.6
                         Surviving Corporation            2.1
                         Tax                              4.14


                    Section 1.3    Use of Terms.  Terms used with initial
                                   ------------
          capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variations) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural includes the other, as the context requires or permits. The word include (and any variation) is used in an illustrative sense rather than a limiting sense. The word day means a calendar day. All accounting terms not otherwise defined in this Agreement will have the meanings ascribed to them under GAAP.


                                      ARTICLE II
                                      ----------

                            THE MERGER AND RELATED MATTERS

                    Section 2.1    The Merger.  Subject to the terms and
                                   ----------
          conditions of this Agreement and applicable provisions of the Delaware General Corporation Law ("DGCL"), at the Effective Time:
          (i) Acquisition Sub will be merged with and into the Company;
          (ii) the separate existence of Acquisition Sub will cease and the Company will continue as the surviving corporation in the Merger (the "Surviving Corporation"); and (iii) the name of the Surviving Corporation will be NETCOM On-Line Communication Services, Inc. From and after the Effective Time, and without any further action on the part of any Person, the Merger will have all the effects provided by applicable Legal Requirements, including Sections 251 and 259 of the DGCL, the effects described in Section 3.1 with respect to the capital stock of Acquisition Sub and the Company and, subject to applicable Legal Requirements, the following additional effects as of the Effective Time:

                    (a)  Certificate of Incorporation.  The certificate of
                         ----------------------------
          incorporation of Acquisition Sub (the "Certificate of Incorporation"), will become the certificate of incorporation of the Surviving Corporation, and such Certificate of Incorporation may thereafter be amended and/or restated as provided therein and by the DGCL.

                    (b)  Bylaws.  The bylaws of Acquisition Sub, as in
                         ------
          effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation, and such bylaws may thereafter be amended or repealed in accordance with their terms and the Certificate of Incorporation and as provided by the DGCL.

                    (c)  Directors.  The directors of Acquisition Sub
                         ---------
          immediately prior to the Effective Time will become the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation and the DGCL and until the earlier of such director's resignation or removal or such director's successor is duly elected and qualified, as the case may be.

                    (d)  Officers.  The officers of Acquisition Sub
                         ---------
          immediately prior to the Effective Time will become the officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation and the DGCL and until the earlier of such officer's resignation or removal or such officer's successor is duly appointed and qualified, as the case may be.

                    (e)  Properties and Liabilities.  All the properties,
                         --------------------------
          rights, privileges, powers and franchises of the Company and Acquisition Sub will vest in the Surviving Corporation, and all debts, liabilities, agreements and duties of the Company and Acquisition Sub will become the debts, liabilities, agreements and duties of the Surviving Corporation.

                    (f)  New ICG Director.  David W. Garrison, Chief
                         ----------------
          Executive Officer and Chairman of the Board of Directors of the Company, will become a member of the Board of Directors of ICG to hold office in accordance with the certificate of incorporation and bylaws of ICG and the DGCL and until the earlier of Mr. Garrison's resignation or removal or his successor is duly elected and qualified.

                    Section 2.2    Effective Time of the Merger.  Subject
                                   ----------------------------
          to the terms and conditions of this Agreement, on the Closing Date the parties will prepare, sign and acknowledge, in accordance with the DGCL, a certificate of merger (the "Certificate of Merger") and deliver the Certificate of Merger to the Secretary of State of the State of Delaware (the "Secretary") for filing pursuant to the DGCL. The Merger will become effective upon the filing of the Certificate of Merger with the Secretary. As used in this Agreement, the "Effective Time" means the time at which the Certificate of Merger is filed with the Secretary.


                                     ARTICLE III
                                     -----------

                             CONVERSION OF CAPITAL STOCK

                    Section 3.1    Conversion of Stock.  At the Effective
                                   -------------------
          Time, by virtue of the Merger and without any action on the part of ICG, Acquisition Sub, the Company or the holders of any of the following securities, the parties agree as follows:

                    (a) Each share of Company Common Stock outstanding immediately prior to the Effective Time (except shares subject to Section 3.1(b)), shall be converted into the right to receive, and there shall be paid and issued as provided in this Agreement in exchange for such share, that number of shares of ICG Common Stock equal to the Exchange Ratio (as defined below), plus cash in lieu of any fractional share as provided in Section 3.4. The "Exchange Ratio" shall be determined as follows: (i) if the ICG Closing Stock Price of a share of ICG Common Stock is greater than or equal to $22.125, the Exchange Ratio shall equal 0.8628,
          (ii) if the ICG Closing Stock Price of a share of ICG Common Stock is greater than or equal to $19.00 but less than $22.125, the Exchange Ratio shall equal a fraction (rounded to the nearest ten-thousandth) determined by dividing $19.0625 by the ICG Closing Stock Price of a share of ICG Common Stock, and (iii) if the ICG Closing Stock Price is less than $19.00, the Exchange Ratio shall equal 1.0078.

                    (b) Each share of capital stock of the Company (the "Company Stock") issued and outstanding immediately prior to the Effective Time and owned directly or indirectly by the Company, if any, will be canceled and retired, and no ICG Common Stock or other consideration will be delivered in exchange therefor.

                    (c) Each share of common stock, par value $.01 per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time (except shares subject to Section 3.1(d)) will be converted into and will thereafter evidence and become that number of validly issued, fully paid, and nonassessable shares of common stock, par value $.01 per share, of the Surviving Corporation equal to the quotient of (a) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time divided by (b) the number of shares of common stock of Acquisition Sub outstanding immediately prior to the Effective Time rounded, in the case of any fractional share, down to the nearest whole number.

                    (d) Each share of the capital stock of Acquisition Sub issued and outstanding immediately prior to the Effective Time and owned directly or indirectly by Acquisition Sub, if any, will be canceled and retired, and no common stock of the Surviving Corporation or other consideration will be delivered in exchange therefor.

                    (e) In the event ICG changes the number of shares of ICG Common Stock issued and outstanding after the date of this Agreement and prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to ICG Common Stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) is after the date of this Agreement and prior to the Effective Time, the Exchange Ratio will be appropriately adjusted to reflect such stock split, stock dividend or similar recapitalization.

                    Section 3.2    Exchange of Certificates.
                                   ------------------------

                    (a)  Exchange Agent.  As of the Effective Time, ICG
                         --------------
          shall enter into an agreement with a bank or trust company selected by ICG and reasonably acceptable to the Company which Person will act as exchange agent (the "Exchange Agent") in connection with the surrender of certificates that, prior to the Effective Time, evidenced outstanding shares of Company Common Stock ("Company Stock Certificates"). Prior to the Closing Date, ICG will deposit with the Exchange Agent for exchange in accordance with this Section 3.2 certificates evidencing the shares of ICG Common Stock to be issued in the Merger ("ICG Certificates"), which shares of ICG Common Stock will be deemed to be issued at the Effective Time. At and following the Effective Time, ICG will deliver to the Exchange Agent such cash as may be required from time to time to make payments of cash in lieu of fractional shares of ICG Common Stock in accordance with
          Section 3.4.

                    (b)  Exchange.  As soon as practicable after the
                         --------
          Effective Time, ICG will cause the Exchange Agent to mail to each Person who was a holder of record of Company Common Stock at the Effective Time: (i) a letter of transmittal (which will specify that delivery will be effective, and risk of loss and title to any Company Stock Certificates will pass, only upon delivery of the Company Stock Certificates to the Exchange Agent and will be in such form and will have such other provisions that are specified by ICG and reasonably acceptable to the Company); and
          (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for ICG Certificates (together with any dividend or distribution with respect thereto made after the Effective Time and any cash to be paid in lieu of fractional shares of ICG Common Stock pursuant to Section 3.4). Upon surrender of a Company Stock Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by ICG, together with such letter of transmittal, duly executed, and such other documents as may be required by the Exchange Agent or such other agent, the holder of such Company Stock Certificate will be entitled to receive in exchange therefor ICG Certificates representing the number of whole shares of ICG Common Stock that such holder has the right to receive pursuant to this Agreement (together with any dividend or distribution with respect thereto made after the Effective Time and any cash to be paid in lieu of fractional shares of ICG Common Stock pursuant to Section 3.4) and the Company Stock Certificate so surrendered will be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, ICG Certificates representing the proper number of shares of ICG Common Stock may be issued to a Person other than the Person in whose name the surrendered Company Stock Certificate is registered if the Company Stock Certificate representing such Company Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence reasonably satisfactory to ICG that any applicable stock transfer tax has been paid. ICG will not directly or indirectly pay or reimburse any Person for any transfer taxes of the type referred to in the preceding sentence. If any ICG Certificates are to be delivered to a Person other than the Person in whose name the Company Stock Certificates surrendered in exchange therefor are registered, it will be a condition to the delivery of such ICG Certificates that the Company Stock Certificates so surrendered are properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise is proper and that the Person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establishes to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid.

                    (c)  Certificates Not Exchanged.  After the Effective
                         --------------------------
          Time, each outstanding Company Stock Certificate will, until surrendered for exchange in accordance with this Section 3.2, be deemed for all purposes to evidence ownership of the number of whole shares of ICG Common Stock into which the shares of Company Common Stock (which, prior to the Effective Time, were represented thereby) are converted in accordance with Section 3.1, together with the right to receive any dividend or distribution with respect thereto made after the Effective Time and any cash to be paid in lieu of fractional shares of ICG Common Stock pursuant to Section 3.4.

                    (d)  Expenses.  Except as otherwise expressly provided
                         --------
          in this Agreement, ICG will pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of shares of ICG Common Stock for shares of Company Common Stock, except any charges or expenses that are otherwise solely the liability of one or more holders of Company Common Stock. Any ICG Certificates deposited with the Exchange Agent that remain unclaimed by the former stockholders of the Company after six months following the Effective Time will be delivered to ICG upon its demand, and any former stockholders of the Company who have not then complied with the instructions for exchanging their Company Stock Certificates will thereafter look only to ICG for exchange of Company Stock Certificates and for any dividend or distribution with respect thereto made after the Effective Time and any cash to be paid in lieu of fractional shares of ICG Common Stock pursuant to Section 3.4.

                    Section 3.3    Dividends and Other Distributions.  No
                                   ---------------------------------
          dividends or other distributions declared or made after the Effective Time with respect to shares of ICG Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of ICG Common Stock issuable upon surrender thereof until the holder of such Company Stock Certificate surrenders such Company Stock Certificate in accordance with Section 3.2. Subject to the effect of applicable Legal Requirements, following surrender of any such Company Stock Certificate, ICG will pay or cause to be paid, without interest, to the record holder of ICG Certificates issued in exchange therefor, (a) at the time of such surrender, the amount of cash in lieu of fractional shares of ICG Common Stock to which such holder is entitled pursuant to Section
          3.4 and the amount, if any, of dividends or other distributions by ICG with a record date after the Effective Time theretofore paid with respect to such whole shares of ICG Common Stock and
          (b) at the appropriate payment date, the amount of dividends or other distributions (if any) by ICG with a record date after the Effective Time but prior to surrender of such Company Stock Certificate and a payment date subsequent to such surrender payable with respect to such whole shares of ICG Common Stock.

                    Section 3.4    No Fractional Shares.
                                   --------------------

                    (a)  Cash Payment in Lieu of Fractional Shares.  No
                         -----------------------------------------
          certificates or scrip representing fractional shares of ICG Common Stock will be issued upon the surrender of Company Stock Certificates pursuant to Section 3.2. No such fractional interest will entitle the owner thereof to any rights as a security holder of ICG. In lieu of any such fractional shares of ICG Common Stock, each holder of Company Common Stock entitled to receive shares of ICG Common Stock in the Merger, upon surrender of such Person's Company Stock Certificates for exchange pursuant to Section 3.2, will be entitled to receive an amount in cash (without interest), rounded to the nearest cent, determined by multiplying the fractional share interest in ICG Common Stock to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held of record by such holder immediately prior to the Effective Time) by the market value of one share of ICG Common Stock at the Effective Time.
          The market value of one share of ICG Common Stock at the Effective Time will be the ICG Closing Stock Price.

                    (b)  Deposit with Exchange Agent.  As soon as
                         ---------------------------
          practicable after the determination of the amount of cash, if any, to be paid to holders of shares of Company Common Stock in lieu of any fractional shares of ICG Common Stock, ICG will promptly deposit with the Exchange Agent cash in the required amounts and the Exchange Agent will mail such amounts without interest to such holders; provided however, that no such amount will be paid to any holder with respect to any Company Stock Certificate prior to the surrender by such holder of such Company Stock Certificate.

                    Section 3.5    No Liability.  None of ICG,
                                   ------------
          Acquisition Sub, the Company, the Surviving Corporation or the
          Exchange Agent will be liable to any holder of shares of Company Common Stock for any shares of ICG Common Stock, dividends or distributions with respect thereto or cash payable in lieu of fractional shares of ICG Common Stock delivered to a state abandoned property administrator or other public official pursuant to any applicable abandoned property, escheat or similar law.

                    Section 3.6    Lost Certificates.  If any Company Stock
                                   -----------------
          Certificate is lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificate the shares of ICG Common Stock (and any dividend or distribution with respect thereto made after the Effective Time and any cash payable in lieu of fractional shares of ICG Common Stock pursuant to Section 3.4) deliverable in respect thereof as determined in accordance with the terms of this Agreement, subject to the condition that the Person to whom the ICG Common Stock (and any dividend or distribution with respect thereto made after the Effective Time and any cash payable in lieu of fractional shares pursuant to Section 3.4) is to be issued shall have (a) delivered to ICG an affidavit claiming such Company Stock Certificate to be lost, stolen, or destroyed and (b) if required by ICG, given ICG an indemnity satisfactory to ICG against any claim that may be made against ICG with respect to the Company Stock Certificate alleged to have been lost, stolen or destroyed.

                    Section 3.7    Treatment of Stock Options, Etc.   At
                                   --------------------------------
          the Effective Time, each outstanding stock option, warrant or other right to acquire shares of Company Common Stock ("Company Options"), whether or not exercisable, as of the Effective Time will be converted into and become rights with respect to ICG Common Stock, and ICG shall assume each Company Option, in accordance with the terms and conditions of the stock option, warrant or other agreement by which it is evidenced, except that from and after the Effective Time, (i) each Company Option assumed by ICG may be exercised solely for shares of ICG Common Stock, (ii) the number of shares of ICG Common Stock subject to such Company Option will be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and
          (iii) the per share exercise price under each such Company Option will be adjusted by dividing the per share exercise price under each such Company Option by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause
          (ii) of the preceding sentence, ICG will not be obligated to issue any fraction of a share of ICG Common Stock upon exercise of Company Options.

                    Section 3.8    Closing of the Company's Transfer Books.
                                   ---------------------------------------
          At the Effective Time, the stock transfer books of the Company will be closed and no transfer of shares of Company Common Stock will be made thereafter. In the event that, after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation, they will be canceled and exchanged for ICG Certificates (and, if required, cash) as provided in Section 3.2(b) and Section 3.4.

                    Section 3.9    Closing.  The closing of the
                                   -------
          transactions contemplated by this Agreement (the "Closing") will take place (i) at the offices of Sherman & Howard L.L.C., 633 Seventeenth Street, Suite 3000, Denver, Colorado, at
          9:00 a.m. local time on the date that is the first Business Day after the day on which the last of the conditions set forth in
          Article VIII (excluding delivery of opinions and certificates) is fulfilled or waived or (ii) at such other place and time as ICG and the Company agree in writing. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

                    Section 3.10   No Repurchase Rights.  The holders of
                                   --------------------
          ICG Common Stock received pursuant to the Merger or issuable pursuant to the Company Options shall have no right to require ICG or its Affiliates to repurchase any such shares of ICG Common Stock.


                                      ARTICLE IV
                                      ----------

                        REPRESENTATIONS AND WARRANTIES OF ICG

                    ICG represents and warrants to the Company as follows (it being understood that the representations and warranties relating to Acquisition Sub will be deemed to be made only as of the Closing Date):

                    Section 4.1    Organization and Qualification.  Each of
                                   ------------------------------
          ICG and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as it is now being conducted. Each of ICG and Acquisition Sub is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not, individually or in the aggregate, have a Material Adverse Effect on it.

                    Section 4.2    Capitalization.
                                   --------------

                    (a) As of September 30, 1997, the authorized capital stock of ICG consisted of: (i) 100,000,000 shares of common stock, par value $.01 per share, of which 32,381,310 are issued and outstanding; (ii) 1,000,000 shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding; (iii) 4,786,680 shares of common stock of ICG issuable upon conversion of outstanding preferred stock of ICG and its Affiliates; and (iv) 7,439,998 shares of common stock issuable with respect to all other options, warrants, convertible debt and similar rights to acquire shares of ICG Common Stock.

                    (b) All shares of ICG Common Stock to be issued in connection with the Merger, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

                    (c) Acquisition Sub is a direct, wholly owned subsidiary of ICG. ICG will own all of the issued and outstanding stock of (i) Acquisition Sub immediately prior to the Effective Time and (ii) Surviving Corporation immediately after the Effective Time, all of which stock will be owned beneficially and of record by ICG.


                    Section 4.3    Subsidiaries.  A list of all of the
                                   ------------
          Equity Affiliates of ICG has been delivered to the Company, which list reflects the percentage and nature of ICG's ownership of each Subsidiary and Equity Affiliate of ICG. Each of ICG's Subsidiaries is a corporation or partnership (including solely for purposes of this Section 4.3 a limited liability company) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has the corporate or partnership power to carry on its business as it is now being conducted or currently proposed to be conducted. Each of ICG's Subsidiaries is duly qualified as a foreign corporation or partnership to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a Material Adverse Effect on ICG. All the outstanding shares of capital stock of each of ICG's Subsidiaries that is a corporation are validly issued, fully paid and nonassessable. Except as set forth on the list of Equity Affiliates, the shares of capital stock or partnership or other ownership interests in each of ICG's Subsidiaries or Equity Affiliates that are owned by ICG or by a Subsidiary of ICG are owned free and clear of any Liens, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws or any other Legal Requirement. Except as set forth on the list of Equity Affiliates, there are not, as of the date hereof, and at the Effective Time there will not be, any outstanding options, warrants, calls or other rights, agreements or commitments of any character, to which ICG or any of its Subsidiaries is a party, relating to the issued or unissued capital stock, other securities or partnership or other ownership interests in any of the Subsidiaries or Equity Affiliates of ICG.

                    Section 4.4    Authority Relative to this Agreement.
                                   ------------------------------------
          ICG has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by ICG have been duly authorized by the Board of Directors of ICG, and no other corporate proceedings on the part of ICG (other than the approval of ICG stockholders as contemplated by this Agreement) are necessary to authorize this Agreement and the transactions contemplated by this Agreement. The Board of Directors of ICG has received the opinion of Gleacher NatWest Inc., as financial advisor to ICG, dated October 12, 1997, satisfactory to ICG and its Board of Directors to the effect that, as of the date of this Agreement, the Exchange Ratio is fair from a financial point of view to ICG and its stockholders. This Agreement constitutes a valid and binding obligation of ICG enforceable against it in accordance with its terms, except (i) as enforcement may be limited by bankruptcy, insolvency or other similar Legal Requirements affecting the enforcement of creditors' rights generally, (ii) as the availability of indemnification and other remedies may be limited by federal and state securities laws and (iii) for limitations imposed by general principles of equity.

                    Section 4.5    No Breach; Required Consents.  The
                                   ----------------------------
          execution and delivery of this Agreement by ICG does not, and the consummation of the transactions contemplated by this Agreement
          by ICG and Acquisition Sub will not:   (a) subject to approval of
          holders of ICG Common Stock, violate or conflict with the certificate of incorporation or bylaws of ICG or Acquisition Sub;
          (b) constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any Lien, third-party right of termination, cancellation, modification or acceleration under any agreement or undertaking to which ICG or Acquisition Sub is a party or by which any of them is bound, except where such breach, default, Lien, third-party right of termination, cancellation, modification or acceleration would not have a Material Adverse Effect on ICG or Acquisition Sub; or (c) subject to obtaining the approvals and making the filings described in Section 4.6, constitute a violation of any applicable Legal Requirement, except where such violation would not have a Material Adverse Effect on ICG or Acquisition Sub.

                    Section 4.6    Consents and Approvals.  Neither the
                                   ----------------------
          execution and delivery of this Agreement by ICG nor the consummation of the transactions contemplated by this Agreement by ICG and Acquisition Sub will require ICG or Acquisition Sub to make any filing or registration with, or obtain any authorization, consent or approval of, any Governmental Entity, except those required in connection, or in compliance, with the provisions of (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the Communications Act of 1934, as amended, (iii) the Securities Act of 1933, as amended (the "Securities Act"), (iv) the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (v) the corporation, securities or blue sky laws or regulations, or similar Legal Requirements, of various states of the United States, and other than such filings, registrations, authorizations, consents or approvals the failure of which to make or obtain would not have a Material Adverse Effect on ICG or Acquisition Sub or prevent the consummation of the transactions contemplated by this Agreement.

                    Section 4.7    Reports and Financial Statements.
                                   --------------------------------

                    (a)  SEC Reports.  ICG has filed all required forms,
                         -----------
          reports and documents required to be filed with the SEC since December 31, 1993 (collectively, the "ICG SEC Reports"). As of their respective dates or effective dates and except as the same may have been corrected, updated or superseded by means of a subsequent filing with the SEC prior to the date of this Agreement, none of the ICG SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading insofar as such statements relate to ICG. ICG has delivered or made available to the Company, in the forms filed with the SEC, all the ICG SEC Reports.

                    (b)  Financial Statements.  The audited consolidated
                         --------------------
          financial statements of ICG contained in the ICG SEC Reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly ICG's consolidated financial condition and the results of its operations as of the relevant dates thereof and for the periods covered thereby. The unaudited consolidated interim financial statements of ICG contained in the ICG SEC Reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared on a basis consistent with prior interim periods (except as required by applicable changes in GAAP or in SEC accounting policies) and include all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of ICG's consolidated financial condition and results of operations for such periods.

                    (c)  Absence of Certain Changes.  Since the date of the
                         --------------------------
          most recent consolidated balance sheet of ICG included in ICG's Quarterly Report on Form 10-Q filed with the SEC for the quarter ended June 30, 1997 (the "Most Recent ICG Balance Sheet"), there has not been any: (i) transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that, individually or in the aggregate, has had, or would have, a Material Adverse Effect on ICG (other than as a result of changes in laws or regulations of general applicability or any changes resulting from general economic, financial, market or industry-wide conditions); (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of ICG; provided that dividends will be paid on shares of preferred stock issued by ICG after the date of this Agreement; or (iii) entry into any commitment or transaction material to ICG and its Subsidiaries taken as a whole (including any borrowing or sale of assets) except in the ordinary course of business consistent with past practice, other than the sale of exchangeable preferred shares of ICG Funding, LLC and the pending purchase of the stock of Communications Buying Group, Inc. and the pending issuance of ICG Common Stock to shareholders of that company.

                    (d)  Absence of Undisclosed Liabilities. ICG does not
                         ----------------------------------
          have any indebtedness, liability or obligation required by GAAP to be reflected on a balance sheet that is not reflected or reserved against in the Most Recent ICG Balance Sheet except (i) liabilities, obligations and contingencies that were incurred after the date of the Most Recent ICG Balance Sheet in the ordinary course of business and which would not, in the aggregate, have a Material Adverse Effect and (ii) other liabilities, obligations and contingencies that would not, in the aggregate, have a Material Adverse Effect on ICG.

                    Section 4.8    Compliance with Law; Litigation.
                                   -------------------------------

                    (a) ICG and its Subsidiaries hold all permits, licenses, franchises, variances, exemptions, concessions, leases, instruments, orders and approvals (the "ICG Permits") of all courts, administrative agencies or commissions or other governmental authorities or instrumentalities, domestic or foreign (each, a "Governmental Entity") required to be held under applicable Legal Requirements, except for such ICG Permits the failure of which to hold, individually or in the aggregate, does not have and, in the future is not likely to have, a Material Adverse Effect on ICG. To ICG's Knowledge, ICG and its Subsidiaries are in compliance with the terms of the ICG Permits, except for such failures to comply that, individually or in the aggregate, would not have a Material Adverse Effect on ICG. To ICG's Knowledge, the businesses of ICG and its Subsidiaries are not being conducted in violation of any Legal Requirement, except for such violations which, individually or in the aggregate, would not have a Material Adverse Effect on ICG. No investigation or review by any Governmental Entity with respect to ICG or any of its Subsidiaries is pending, or, to the Knowledge of ICG, threatened, nor has any Governmental Entity indicated to ICG in writing an intention to conduct the same, other than those the outcome of which would not reasonably be expected to have a Material Adverse Effect on ICG.

                    (b) There is no suit, action or proceeding pending or, to the Knowledge of ICG, threatened, against or affecting ICG or any of its Subsidiaries that has had or is likely to have a Material Adverse Effect on ICG, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against ICG or any of its Subsidiaries that has had or is likely to have a Material Adverse Effect on ICG.

                    Section 4.9    Title to Assets.  ICG and its
                                   ---------------
          Subsidiaries have valid title to all material assets reflected on the Most Recent ICG Balance Sheet, free and clear of any Lien except: (a) landlord's Liens and Liens for property taxes not delinquent; (b) Liens that were created in the ordinary course of business and do not materially detract from the value of such assets or materially impair the use thereof in the operation of ICG's business; (c) leased interests in property owned by others and leased interests in property leased to others; and (d) zoning, building or similar restrictions, easements, rights-of-way, reservations of rights, conditions, or other restrictions or encumbrances relating to or affecting real property that do not, individually or in the aggregate, materially interfere with the use of such real property in the operation of ICG's business.

                    Section 4.10   Employee Matters.  ICG and its
                                   ----------------
          Subsidiaries are in compliance with all applicable Legal Requirements relating to the employment of its employees, including any obligations relating to employment standards legislation, pay equity, occupational health and safety, labor relations and human rights legislation except for such failures to comply as do not have, and are not likely to have, a Material Adverse Effect on ICG.

                    Section 4.11   ERISA.
                                   -----

                    (a) Copies of all "employee benefit plans," as defined in ERISA, and all other material employee benefit arrangements, programs or payroll practices, including severance pay, sick leave, vacation pay, salary continuation for disability, deferred compensation, bonus, stock purchase, hospitalization, medical insurance, life insurance, tuition reimbursement, employee assistance and employee discounts, that ICG or any of its ERISA Affiliates maintains or has an obligation to make contributions (the "ICG Benefit Plans") have been delivered or made available to the Company.

                    (b) Neither ICG nor any of its ERISA Affiliates has incurred any unsatisfied withdrawal liability, as defined in
          Section 4201 of ERISA, with respect to any multiemployer plan, nor has any of them incurred any liability due to the termination or reorganization of any multiemployer plan, except any such liability that would not have a Material Adverse Effect on ICG. To the Knowledge of ICG, neither ICG nor any of its ERISA Affiliates reasonably expects to incur any liability due to a withdrawal from or termination or reorganization of a multiemployer plan, except any such liability that would not have a Material Adverse Effect on ICG.

                    (c) Each ICG Benefit Plan that is intended to qualify under Section 401 of the Code and the trust maintained pursuant thereto is the subject of a favorable determination letter or notification letter issued by the Internal Revenue Service, and to the Knowledge of ICG, nothing has occurred with respect to any such plan since such determination letter or notification letter that is likely to result in the loss of such exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. To the Knowledge of ICG and its ERISA Affiliates, each ICG Benefit Plan has at all times been maintained in all material respects, by its terms and in operation, in accordance with all applicable Legal Requirements.

                    (d) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under the ICG Benefit Plans or pursuant to applicable Legal Requirements (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension or grace period) and no accumulated funding deficiency exists with respect to any of the ICG Benefit Plans subject to Section 412 of the Code.

                    (e) To the Knowledge of ICG, there have been no violations of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the ICG Benefit Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such reports, documents and notices to the participants or beneficiaries of the ICG Benefit Plans, except such violations that, individually or in the aggregate, would not have a Material Adverse Effect on ICG.

                    (f) There are no pending actions, claims or lawsuits that have been asserted or instituted against the ICG Benefit Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the ICG Benefit Plans, with respect to the operation of such plans (other than routine benefit claims), nor does ICG have Knowledge of facts that reasonably could be expected to form the basis for any such action, claim or lawsuit, except any such actions, claims or lawsuits that, individually or in the aggregate, would not have a Material Adverse Effect on ICG.

                    Section 4.12   Operations of Acquisition Sub.  As of
                                   -----------------------------
          the Closing, Acquisition Sub will have engaged in no other business activities other than in contemplation of this Agreement and the transactions contemplated by this Agreement and will have no material assets or liabilities other than its rights and obligations under this Agreement.

                    Section 4.13   No Broker.  Except for the fee payable
                                   ---------
          by ICG to Gleacher NatWest Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of ICG or Acquisition Sub.

                    Section 4.14   Taxes.  ICG and each of its Subsidiaries
                                   -----
          have timely filed all Tax returns required to be filed by any of them and have timely paid or have established an adequate reserve for the payment of, all Taxes owed in respect of the periods covered by such returns, except where the failure to file such Tax returns or timely pay or establish an adequate reserve for the payment of such Taxes will not have a Material Adverse Effect on ICG. The information contained in such Tax returns is complete and accurate in all material respects. Neither ICG nor any Subsidiary of ICG is delinquent in the payment of any Tax or other amount owed to any Governmental Entity, except where the amount owed, when paid, or the delinquency in paying the amount owed will not have a Material Adverse Effect on ICG. There are no claims or investigations pending or, to ICG's Knowledge, threatened against ICG or any of its Subsidiaries for past Taxes, except claims and investigations that would not have a Material Adverse Effect on ICG and adequate provision for which has been made on the Most Recent Balance Sheet. None of ICG or its Subsidiaries has waived or extended any applicable statute of limitations relating to the assessment of any Taxes, other than state sales and use Taxes, that would be payable by ICG or such Subsidiary. For the purposes of this Agreement, the term "Tax" includes all federal, state, local and foreign income, profits, estimated, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties and assessments of any nature whatsoever together with all interest, penalties and additions imposed with respect to such amounts.

                    Section 4.15   Environmental Laws.
                                   ------------------

                    (a) Each of ICG and its Subsidiaries is in compliance in all respects with all Environmental Laws, except where the failure to so comply would not have a Material Adverse Effect on ICG; and

                    (b) No orders, directions or notices have been issued pursuant to any Environmental Law and no Governmental Entity has submitted to any of ICG and its Subsidiaries any written request for information pursuant to any Environmental Law.

                    Section 4.16   Transactions with Affiliates.  Except as
                                   ----------------------------
          disclosed in the ICG SEC Reports, there is no lease, sublease, indebtedness, contract, agreement, commitment, understanding or other arrangement of any kind entered into by ICG with any officer, director or stockholder of ICG or any "affiliate" or "associate" of any of them (as those terms are defined in the Exchange Act) or of ICG, except, in each case, for compensation paid to directors and officers consistent with previously established policies (including normal merit increases in such compensation in the ordinary course of business), reimbursements of ordinary and necessary expenses incurred in connection with their employment and amounts paid or benefits granted pursuant to ICG Benefit Plans and except for transactions that are not required to be disclosed pursuant to applicable Legal Requirements.

                    Section 4.17   Approval.
                                   --------

                    (a) The Board of Directors of ICG at a meeting duly called and held: (i) determined that the Merger is advisable and fair and in the best interests of ICG and its stockholders; (ii) approved the Merger and this Agreement and the transactions contemplated by this Agreement; and (iii) recommended the approval of this Agreement and the Merger by the holders of ICG Common Stock and directed that the Merger be submitted for consideration by ICG's stockholders at the Meeting.

                    (b) The majority vote of the total votes cast at the Meeting with respect to this Agreement and the Merger is the minimum vote required for the adoption and approval of this Agreement, the Merger and the other transactions contemplated by this Agreement.

                    Section 4.18   Contracts.  Each of ICG and its
                                   ---------
          Subsidiaries are in material compliance with each material contract or agreement to which it is a party, and each such contract is in full force and effect, without material monetary default by ICG or any such Subsidiary and, to the Knowledge of ICG, without any breach or default by any other party thereto, except where such breach or default would not result in a Material Adverse Effect. No written notice has been received by ICG or any such Subsidiary or, to ICG's Knowledge, threatened regarding termination, suspension or material alteration or amendment thereof. Each such contract or agreement is a valid and binding obligation of ICG or its Subsidiary, as the case may be, in accordance with its terms.

                    Section 4.19   Intellectual Property.  ICG and its
                                   ---------------------
          Subsidiaries own or have the right to use all of its registered trademarks, service marks and copyrights used by ICG or its Subsidiaries. To ICG's Knowledge, ICG and its Subsidiaries own or have the legal right to use, by license or otherwise, all of its Intellectual Property which is material to the operation of its business. To ICG's Knowledge, the continued operation of the business of ICG and such Subsidiaries as currently conducted will not interfere with, infringe upon, misappropriate or conflict with any Intellectual Property of another Person.


                                      ARTICLE V
                                      ---------

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                    The Company represents and warrants to ICG as follows:

                    Section 5.1    Organization and Qualification.  The
                                   ------------------------------
          Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                    Section 5.2    Capitalization.
                                   --------------

                    (a) The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock, $.01 par value per share, of which 11,738,388 shares are issued and outstanding as of October 10, 1997, and 5,000,000 shares of preferred stock, $.01 par value per share, none of which are issued and outstanding and 200,000 of which have been designated Series C Preferred Stock.

                    (b) The Company has delivered to ICG a schedule of all options, warrants, calls, subscriptions or other rights, agreements or commitments of any kind (including preemptive rights), to which the Company or any of its Subsidiaries is a party, relating to the issued or unissued capital stock or other securities of the Company. Such schedule sets forth for all such options, warrants, calls, subscriptions or other rights, agreements or commitments that are outstanding (i) the number of shares of Company Common Stock issuable pursuant thereto, (ii) the exercise or conversion price, and (iii) the date of grant. Any such options, warrants, calls, subscriptions or other rights, agreements or commitments set forth on such schedule, if not exercised before the Effective Time, as of the Effective Time will be converted pursuant to Section 3.7.

                    (c) All issued and outstanding shares of Company Stock have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to, and have not been issued in violation of, any preemptive rights, and have not been issued in violation of any federal or state securities laws or any other Legal Requirement.

                    Section 5.3    Subsidiaries.  A list of all the Equity
                                   ------------
          Affiliates of the Company has been delivered to ICG, which list reflects the percentage and nature of the Company's ownership of each Subsidiary and Equity Affiliate of the Company. Each of the Company's Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has the corporate or partnership power to carry on its business as it is now being conducted or currently proposed to be conducted. Each of the Company's Subsidiaries is duly qualified as a foreign corporation or partnership to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a Material Adverse Effect on the Company. All the outstanding shares of capital stock of each of the Company's Subsidiaries that is a corporation are validly issued, fully paid and nonassessable. Except as set forth on the list of Equity Affiliates, the shares of capital stock or partnership or other ownership interests in each of the Company's Subsidiaries or Equity Affiliates that are owned by the Company or by a Subsidiary of the Company are owned free and clear of any Liens, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws or any other Legal Requirement. Except as set forth on the list of Equity Affiliates, there are not, as of the date hereof, and at the Effective Time there will not be, any outstanding options, warrants, calls or other rights, agreements or commitments of any character, to which the Company or any of its Subsidiaries is a party, relating to the issued or unissued capital stock, other securities or partnership or other ownership interests in any of the Subsidiaries or Equity Affiliates of the Company.

                    Section 5.4    Authority Relative to this Agreement.
                                   ------------------------------------
          The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of this Agreement by the holders of the Company Stock, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the Company's Board of Directors. Except for the approval of the holders of Company Stock, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated by this Agreement. The Board of Directors of the Company has received the opinion of BT Alex. Brown Incorporated ("BT Alex. Brown") as financial advisor to the Company dated October 12, 1997 satisfactory to the Company and its Board of Directors to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to the Company's stockholders from a financial point of view. This Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except
          (i) as enforcement may be limited by bankruptcy, insolvency or other similar Legal Requirements affecting the enforcement of creditors' rights generally, (ii) as the availability of indemnification and other remedies may be limited by federal and state securities laws and (iii) for limitations imposed by general principles of equity.

                    Section 5.5    No Breach; Required Consents.  The
                                   ----------------------------
          execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated by this Agreement by the Company will not: (a) subject to the approval of holders of Company Stock, violate or conflict with the certificate of incorporation or bylaws of the Company;
          (b) constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any Lien, third-party right of termination, cancellation, modification or acceleration under any agreement or undertaking to which the Company is a party or by which it is bound, except where such breach, default, Lien, third-party right of termination, cancellation, modification, or acceleration would not have a Material Adverse Effect on the Company; or (c) subject to obtaining the consents, approvals or authorizations and making the filings or registrations described in Section 5.6, constitute a violation of any Legal Requirement, except where such violation would not have a Material Adverse Effect on the Company.

                    Section 5.6    Consents and Approvals.  Neither the
                                   ----------------------
          execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated by this Agreement by the Company will require the Company to make any filing or registration with, or obtain any authorization, consent or approval of, any Governmental Entity or any other Person, except those required in connection, or in compliance, with the provisions of (i) the HSR Act, (ii) the Communications Act of 1934, as amended, (iii) the Securities Act, (iv) the Exchange Act and (v) the corporation, securities or blue sky laws or regulations, or similar Legal Requirements, of the various states of the United States, and other than such other filings, registrations, authorizations, consents or approvals the failure of which to make or obtain would not have a Material Adverse Effect on the Company or prevent the consummation of the transactions contemplated by this Agreement.

                    Section 5.7    Reports and Financial Statements.
                                   --------------------------------

                    (a)  SEC Reports.  The Company has filed all required
                         -----------
          forms, reports and documents required to be filed with the SEC since December 31, 1993 (collectively, the "Company SEC Reports"). As of their respective dates or effective dates and except as the same may have been corrected, updated or superseded by means of a subsequent filing with the SEC prior to the date of this Agreement, none of the Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has delivered or made available to ICG, in the forms filed with the SEC, all the Company SEC Reports.

                    (b)  Financial Statements.  The audited consolidated
                         --------------------
          financial statements of the Company contained in the Company SEC Reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly the Company's consolidated financial condition and the results of its operations as of the relevant dates thereof and for the periods covered thereby. The unaudited consolidated interim financial statements of the Company contained in the Company SEC Reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared on a basis consistent with prior interim periods (except as required by applicable changes in GAAP or in SEC accounting policies) and include all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the Company's consolidated financial condition and results of operations for such periods.

                    (c)  Absence of Certain Changes.  Since the date of the
                         --------------------------
          most recent consolidated balance sheet of the Company included in the Company's Quarterly Report on Form 10-Q filed with the SEC for the quarter ended June 30, 1997 (the "Most Recent Company Balance Sheet"), there has not been any: (i) transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that, individually or in the aggregate, has had, or would have, a Material Adverse Effect on the Company (other than as a result of changes in laws or regulations of general applicability or any changes resulting from general economic, financial, market or industry-wide conditions); (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company; or (iii) entry into any commitment or transaction material to the Company and its Subsidiaries taken as a whole (including any borrowing or sale of assets) except in the ordinary course of business consistent with past practice.

                    (d)  Absence of Undisclosed Liabilities.  The Company
                         ----------------------------------
          does not have any indebtedness, liability or obligation required by GAAP to be reflected on a balance sheet that is not reflected or reserved against in the Most Recent Company Balance Sheet except (i) liabilities, obligations and contingencies that were incurred after the date of the Most Recent Company Balance Sheet in the ordinary course of business and which would not in the aggregate have a Material Adverse Effect and (ii) other liabilities, obligations and contingencies that would not, in the aggregate, have a Material Adverse Effect on the Company.

                    Section 5.8    Compliance with Law; Litigation.
                                   -------------------------------

                    (a) To the Company's Knowledge, the Company and its Subsidiaries hold all permits, licenses, franchises, variances, exemptions, concessions, leases, instruments, orders and approvals (the "Company Permits") of all Governmental Entities required to be held under applicable Legal Requirements, except such Company Permits the failure of which to hold, individually or in the aggregate, does not have and, in the future is not likely to have, a Material Adverse Effect on the Company. To the Company's Knowledge, the Company and its Subsidiaries are in compliance with the terms of the Company Permits, except for such failures to comply that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. To the Company's Knowledge, the businesses of the Company and its Subsidiaries are not being conducted in violation of any Legal Requirement, except for such violations which, individually or in the aggregate, would not have a Material Adverse Effect on the Company. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending, or, to the Knowledge of the Company, threatened, nor has any Governmental Entity indicated to the Company in writing an intention to conduct the same, other than those the outcome of which would not reasonably be expected to have a Material Adverse Effect on the Company.

                    (b) There is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that has had or is likely to have a Material Adverse Effect on the Company nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries that has had or is likely to have a Material Adverse Effect on the Company.

                    Section 5.9    Title to Assets.  The Company and its
                                   ---------------
          Subsidiaries have valid title to all material assets reflected on the Most Recent Company Balance Sheet, free and clear of any Lien except: (a) landlord's Liens and Liens for property taxes not delinquent; (b) Liens that were created in the ordinary course of business and do not materially detract from the value of such assets or materially impair the use thereof in the operation of the Company's business; (c) leased interests in property owned by others; and leased interests in property leased to others; and
          (d) zoning, building or similar restrictions, easements, rights-of-way, reservations of rights, conditions, or other restrictions or encumbrances relating to or affecting real property that do not, individually or in the aggregate, materially interfere with the use of such real property in the operation of the Company's business.

                    Section 5.10   Employee Matters.  The Company and its
                                   ----------------
          Subsidiaries are in compliance with all applicable Legal Requirements relating to the employment of employees, including any obligations relating to employment standards legislation, pay equity, occupational health and safety, labor relations and human rights legislation except for such failures to comply as do not have, and are not likely to have, a Material Adverse Effect on the Company.

                    Section 5.11   ERISA.
                                   -----

                    (a) Copies of all "employee benefit plans," as defined in ERISA, and all other material employee benefit arrangements, programs or payroll practices, including severance pay, sick leave, vacation pay, salary continuation for disability, deferred compensation, bonus, stock purchase, hospitalization, medical insurance, life insurance, tuition reimbursement, employee assistance and employee discounts, that the Company or any of its ERISA Affiliates maintains or has an obligation to make contributions (the "Company Benefit Plans") have been delivered or made available to the Company.

                    (b) Neither the Company nor any of its ERISA Affiliates has incurred any unsatisfied withdrawal liability, as defined in Section 4201 of ERISA, with respect to any multiemployer plan, nor has any of them incurred any liability due to the termination or reorganization of any multiemployer plan, except any such liability that would not have a Material Adverse Effect on the Company. To the Knowledge of the Company, neither the Company nor any of its ERISA Affiliates reasonably expects to incur any liability due to a withdrawal from or termination or reorganization of a multiemployer plan, except any such liability that would not have a Material Adverse Effect on the Company.

                    (c) Each Company Benefit Plan that is intended to qualify under Section 401 of the Code, and a form of trust that is similar in all material respects to the trust maintained pursuant thereto, have been determined to be exempt from federal income taxation under Section 501 of the Code by the Internal Revenue Service, and to the Knowledge of the Company, nothing has occurred with respect to any such plan since such determination that is likely to result in the loss of such exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. Each Company Benefit Plan has at all times been maintained in all material respects, by its terms and in operation, in accordance with all applicable Legal Requirements.

                    (d) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under the Company Benefit Plans or pursuant to applicable Legal Requirements (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension or grace period) and no accumulated funding deficiency exists with respect to any of the Company Benefit Plans subject to
          Section 412 of the Code.

                    (e) To the Knowledge of the Company, there have been no violations of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the Company Benefit Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such reports, documents and notices to the participants or beneficiaries of the Company Benefit Plans, except such violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

                    (f) There are no pending actions, claims or lawsuits that have been asserted or instituted against the Company Benefit Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Company Benefit Plans, with respect to the operation of such plans (other than routine benefit claims), nor does the Company have Knowledge of facts that reasonably could be expected to form the basis for any such action, claim or lawsuit, except any such actions, claims or lawsuits that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

                    Section 5.12   Approval.
                                   --------

                    (a) The Board of Directors of the Company at a meeting duly called and held: (i) determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders; (ii) approved the Merger and this Agreement and the transactions contemplated by this Agreement in accordance with the provisions of Section 251 of the DGCL; (iii) recommended the approval of this Agreement and the Merger by the holders of the Company Stock and directed that the Merger be submitted for consideration by the Company's stockholders at the Meeting; and
          (iv) adopted a resolution having the effect of causing the Merger not to be subject to Section 203 of the DGCL to the extent applicable, if applicable, and to the extent permitted by applicable Legal Requirements.

                    (b) The vote of a majority of the outstanding shares of the Company Stock is the vote required for the adoption and approval of this Agreement, the Merger and the other transactions contemplated by this Agreement.

                    Section 5.13   Financial Advisor/Investment Banker.
                                   -----------------------------------
          Except for amounts payable to BT Alex. Brown, pursuant to the letter agreement dated June 1, 1997, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its Subsidiaries. There has been delivered to ICG a true and complete copy of the agreement pursuant to which BT Alex. Brown has been retained to act as financial advisor to the Company and its Subsidiaries in connection with the Merger.

                    Section 5.14   Taxes.  The Company and each of its
                                   -----
          Subsidiaries have timely filed all Tax returns required to be filed by any of them and have timely paid or have established an adequate reserve for the payment of, all Taxes owed in respect of the periods covered by such returns, except where the failure to file such Tax returns or timely pay or establish an adequate reserve for the payment of such Taxes, will not have a Material Adverse Effect on the Company. The information contained in such Tax returns is complete and accurate in all material respects. Neither the Company nor any Subsidiary of the Company is delinquent in the payment of any Tax or other amount owed to any Governmental Entity, except where the amount owed, when paid, or the delinquency in paying the amount owed will not have a Material Adverse Effect on the Company. There are no claims or investigations pending or, to the Company's Knowledge, threatened against the Company or any of its Subsidiaries for past Taxes, except claims and investigations that would not have a Material Adverse Effect on the Company and adequate provision for which has been made on the Most Recent Balance Sheet. None of the Company or its Subsidiaries has waived or extended any applicable statute of limitations relating to the assessment of any material Taxes that would be payable by the Company or such Subsidiary.

                    Section 5.15   Environmental Laws.
                                   ------------------

                    (a) Each of the Company and its Subsidiaries is in compliance in all respects with all Environmental Laws, except where the failure to so comply would not have a Material Adverse Effect on the Company; and

                    (b) No orders, directions or notices have been issued pursuant to any Environmental Law and no Governmental Entity has submitted to any of the Company and its Subsidiaries any request for information pursuant to any Environmental Law.

                    Section 5.16   Transactions with Affiliates.  Except as
                                   ----------------------------
          disclosed in the Company SEC Reports, there is no lease, sublease, indebtedness, contract, agreement, commitment, understanding or other arrangement of any kind entered into by the Company with any officer, director or stockholder of the Company or any "affiliate" or "associate" of any of them (as those terms are defined in the Exchange Act) or of the Company, except, in each case, for compensation paid to directors and officers consistent with previously established policies (including normal merit increases in such compensation in the ordinary course of business), reimbursements of ordinary and necessary expenses incurred in connection with their employment and amounts paid or benefits granted pursuant to Company Benefit Plans and except for transactions that are not required to be disclosed pursuant to applicable Legal Requirements.

                    Section 5.17.  Contracts.  Each of the Company and its
                                   ---------
          Subsidiaries are in material compliance with each material contract or agreement to which it is a party, and each such contract is in full force and effect, without material monetary default by the Company or any such Subsidiary and, to the Knowledge of the Company, without any breach or default by any other party thereto, except where such breach or default would not result in a Material Adverse Effect. No written notice has been received by the Company or any such Subsidiary or, to the Company's Knowledge, threatened regarding termination, suspension or material alteration or amendment thereof. Each such contract or agreement is a valid and binding obligation of the Company or its Subsidiary, as the case may be, in accordance with its terms.

                    Section 5.18.  Intellectual Property.  The Company and
                                   ---------------------
          its Subsidiaries own or have the right to use all of its registered trademarks, service marks and copyrights used by the Company or its Subsidiaries. To the Company's Knowledge, the Company and its Subsidiaries own or have the legal right to use, by license or otherwise, all of its Intellectual Property which is material to the operation of its business. To the Company's Knowledge, the continued operation of the business of the Company and such Subsidiaries as currently conducted will not interfere with, infringe upon, misappropriate or conflict with any Intellectual Property of another Person.


                                      ARTICLE VI
                                      ----------

                        CONDUCT OF BUSINESS PENDING THE MERGER

                    Section 6.1    Conduct of Business of the Company.
                                   ----------------------------------
          Prior to the Effective Time, except as contemplated, permitted or required by this Agreement:

                    (a) The Company will conduct, and will cause each of its Subsidiaries to conduct, its business in the ordinary course in accordance with past practice, and will use, and will cause each of its Subsidiaries to use, its reasonable best efforts to preserve intact its present business organization and to preserve relationships with customers, suppliers and others having business dealings with them.

                    (b) The Company will not, and will not permit any of its Subsidiaries to: (i) amend or propose to amend the certificate of incorporation or bylaws of the Company or any of its Subsidiaries; (ii) split, combine or reclassify the outstanding capital stock of, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of, or other ownership interests in, the Company or any of its Subsidiaries;
          (iii) or declare, set aside or pay any dividend, distribution, or other payment to any stockholder, director or officer of the Company or any of its Subsidiaries, other than payments made in accordance with existing practices; (iv) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of capital stock of, or other ownership interests in, the Company or any of its Subsidiaries other than existing contractual rights of repurchase at cost upon termination of employment; or (v) agree to do any of the foregoing.

                    (c) Except with the written consent of ICG, which consent will not be unreasonably withheld, the Company will not, and will not permit any of its Subsidiaries to: (i) encumber, issue, deliver or sell or agree to issue, deliver or sell any shares of capital stock of, or other equity interests (including any option, warrant or other similar right to acquire any equity interest) in the Company or any of its Subsidiaries, except for shares issued under the Company's Employee Stock Purchase Plan and except for options to purchase an aggregate of up to 150,000 shares of Company Common Stock, exercisable for fair market value on the date of grant, issued consistent with past practices to employees either hired before or after October 12, 1997 and officers hired after October 12, 1997; (ii) acquire, lease or dispose of any assets other than in the ordinary course of business consistent with past practice; (iii) create, assume or incur any indebtedness except in the ordinary course of business consistent with past practice; (iv) encumber any of its assets other than in connection with equipment leases incurred in the ordinary course of business consistent with past practice;
          (v) enter into any other material transaction other than in each case in the ordinary course of business consistent with past practice; (vi) make any payment with respect to any indebtedness of the Company or its Subsidiaries except such payments that are scheduled to come due prior to the Effective Time; (vii) acquire by merging or consolidating with, or by acquiring assets of, or by purchase a substantial ownership interest in, or by any other method, any business or any other Person; or (viii) agree to do any of the foregoing.

                    (d) Except with the written consent of ICG, which consent will not be unreasonably withheld, and except as required to comply with applicable Legal Requirements or existing Company Benefit Plans, the Company will not, and will not permit any of its Subsidiaries to: (i) adopt, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other Company Benefit Plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee; (ii) increase in any manner the compensation or benefits of any director, officer or employee (except normal increases in the ordinary course of business consistent with past practice); (iii) except as permitted under
          Section 6.1(c)(i), grant any award or option under any bonus, incentive, performance or other compensation plan or arrangement or Company Benefit Plan; (iv) take any action to fund or in any other way secure the payment of compensation or benefits (including any option, warrant or other similar right to acquire any equity interest) under any employee plan, agreement, contract or arrangement or Company Benefit Plan (except in the ordinary course of business consistent with past practice); or (v) agree to do any of the foregoing.

                    (e) The Company will not take or agree to take, and will cause its Subsidiaries not to take or agree to take, any action that would: (i) make any representation or warranty of the Company set forth in this Agreement untrue or incorrect so as to cause the condition set forth in Section 8.3(a) of this Agreement not to be fulfilled as of the Effective Time; or (ii) result in any breach of this Agreement or of the other conditions of this Agreement set forth in Section 8.1 or Section 8.3 of this Agreement not to be satisfied as of the Effective Time.

                    (f) The Company will not, and will not permit any of its Subsidiaries to enter into any transaction with any officer, stockholder, director, consultant or employee of the Company of any Subsidiary thereof or any person or entity that is an "affiliate" or "associate" of any of the foregoing, as those terms are defined in Rule 12b-2 under the Exchange Act, whether or not such transaction would be in the ordinary course of business.

                    (g) The Company will take no action that reasonably could be expected to adversely affect the qualification of the Merger for pooling-of-interests accounting treatment under GAAP.

                    (h) The Company and its Subsidiaries will (i) not take any action to initiate, solicit or encourage, directly or indirectly, any inquires or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person or other entity or group as defined in Section 13(d)(3) of the Exchange Act relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (ii) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties previously conducted with respect to any of the foregoing and take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 6.1(h); and (iii) notify ICG immediately if any such inquiries or proposals are received by, any such information is requested from or any such negotiations or discussions are sought to be initiated or continued with, the Company or any of its Subsidiaries. Nothing contained in this Section 6.1(h) will prohibit the Board of Directors of the Company from (1) furnishing information to, or entering into discussions or negotiations with, any person or other entity or group that makes an Acquisition Proposal or recommending to its stockholders that they accept such Acquisition Proposal, if (A) the Board of Directors of the Company reasonably determines in good faith, after consultation with outside counsel, that such action is consistent with its fiduciary duties to stockholders imposed by law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company provides written notice to ICG to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and (C) subject to any confidentiality agreement with such other party (which the Company determines in good faith, after consultation with outside counsel, is required to be executed in order for the Board of Directors to act consistently with its fiduciary duties to stockholders imposed by law), the Company keeps ICG informed of the status (not the terms) of any such discussions or negotiations; and (2) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. Nothing in this Section 6.1(h) shall (x) permit any party to terminate this Agreement (except as specifically provided in Section 9.1(d)), (y) permit any party to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, no party shall enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement in customary form)), or (z) breach any obligation of any party under this Agreement.

                    (i) The Board of Directors of the Company will recommend to the stockholders of the Company the approval of the Merger, unless the Board of Directors reasonably determines in good faith, after consultation with outside counsel, that such action would be inconsistent with its fiduciary duties to stockholders as required by law and, if such determination is made, will give written notice to ICG of such determination within two Business Days of the making of such determination. Upon the issuance of such written notice to ICG, and upon the written election of ICG, the Company will negotiate in good faith with ICG for a period of two Business Days regarding such adjustments in the terms of the Merger as would enable the Board of Directors of the Company, consistent with its fiduciary duties to the stockholders, to proceed to recommend the Merger to the stockholders of the Company as contemplated in this Agreement.

                    (j) Upon the request of ICG, the Company will prepare and deliver to ICG, within twenty days after such request, such financial statements (including audited financial statements) as may be required by ICG to meet its financial reporting obligations (including requirements under applicable securities laws).

                    (k) The Company shall take no action that reasonably could be expected to adversely affect the qualification of the Merger as a reorganization under Section 368(a) of the Code.

                    (l) The Company will use its reasonable best efforts to dispose of all of its interest in Internetcom do Brazil, S.A., or, alternatively, acquire and hold more than 51 percent of the equity interests of such company.

                    Section 6.2    Conduct of Business of ICG.  Prior to
                                   --------------------------
          the Effective Time, except as contemplated, permitted or required by this Agreement:

                    (a) ICG will conduct, and will cause each of its Subsidiaries to conduct, its business in the ordinary course in accordance with past practice, and will use, and will cause each of its Subsidiaries to use, its reasonable best efforts to preserve intact its present business organization and to preserve relationships with customers, suppliers and others having business dealings with them.

                    (b) ICG will not take or agree to take, and will cause its Subsidiaries not to take or agree to take, any action that would (i) make any representation or warranty of ICG set forth in this Agreement untrue or incorrect so as to cause the condition set forth in Section 8.2(a) of this Agreement not to be fulfilled as of the Effective Time or (ii) result in any breach of this Agreement or of the other conditions set forth in Section 8.1 or
          Section 8.2 of this Agreement not to be satisfied as of the Effective Time.

                    (c) Without the prior written consent of the Company, for a period ending upon the earlier of the termination of this Agreement or twelve months after the date of this Agreement, ICG will not except as provided in this Agreement (i) acquire or agree to acquire any voting securities or direct or indirect rights to acquire any voting securities of the Company or (ii)
          (1) make or participate in any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the SEC) with respect to the voting of any securities of the Company, (2) form, join or in any way participate in a group within the meaning of
          Section 13(d)(3) of the Exchange Act with respect to any voting securities of the Company or (3) otherwise act, alone or with others, to seek to control the management, Board of Directors or policies of the Company. ICG has not taken any of these actions prior to the date of this Agreement.

                    (d) The Board of Directors of ICG will recommend to the stockholders of ICG the approval of the Merger, unless the Board of Directors reasonably determines in good faith, after consultation with outside counsel, that such action would be inconsistent with its fiduciary duties to its stockholders as required by law and, if such determination is made, will give written notice to the Company within two Business Days of the making of such determination. Upon the issuance of such written notice to the Company, and upon the election of the Company, ICG will negotiate in good faith with the Company for a period of two Business Days regarding such adjustments in the terms of the Merger as would enable the Board of Directors of ICG, consistent with its fiduciary duties to the stockholders, to proceed to recommend the Merger to the stockholders of ICG as contemplated by this Agreement.

                    (e) ICG shall take no action that reasonably could be expected to adversely affect the qualification of the Merger for pooling-of-interests accounting treatment under GAAP.

                    (f) ICG shall take no action that reasonably could be expected to adversely affect the qualification of the Merger as a reorganization under Section 368(a) of the Code.

                    (g) ICG shall not enter into any agreement with any Person for the purchase or other acquisition by such Person of more than 50 percent of the ICG Common Stock, unless such Person agrees in writing prior to the Effective Time to vote in favor of the Merger.

                                     ARTICLE VII
                                     -----------

                                ADDITIONAL AGREEMENTS

                    Section 7.1    Access and Information.  Each of the
                                   ----------------------
          Company and ICG and their respective Subsidiaries will afford to the other and to the other's accountants, counsel and other representatives full access during normal business hours (and at such other times as the parties may mutually agree) throughout the period prior to the Effective Time to all of its properties, books, contracts, commitments, records and personnel.

                    Section 7.2    SEC Filings.
                                   -----------

                    (a) The Company and ICG will prepare jointly, and as soon as reasonably practicable after the date of this Agreement, file with the SEC a joint proxy statement/registration statement (the "Preliminary Joint Proxy Statement/Prospectus") comprising preliminary proxy materials of the Company and ICG under the Exchange Act with respect to the Merger and a Registration Statement on Form S-4 and preliminary prospectus of ICG under the Securities Act with respect to the ICG Common Stock to be issued in the Merger, and will thereafter use their respective reasonable best efforts to respond to any comments of the SEC with respect thereto and to cause a definitive joint proxy statement/registration statement (including all supplements and amendments thereto, the "Joint Proxy Statement/Prospectus") and proxy to be mailed to the Company's and ICG's stockholders as promptly as practicable.

                    (b) As soon as reasonably practicable after the date hereof, the Company and ICG will prepare and file any other filings relating to the Merger and the other transactions contemplated hereby that are required to be filed by each under the Exchange Act and other applicable Legal Requirements (collectively "Other Filings"), and will use their reasonable best efforts to respond to any comments of the SEC or any other appropriate government official with respect thereto.

                    (c) The Company, on the one hand, and ICG, on the other, will cooperate with each other and provide all information necessary to prepare the Preliminary Joint Proxy Statement/Prospectus, the Joint Proxy Statement/Prospectus and the Other Filings (collectively "SEC Filings") and will provide promptly to the other party any information that such party may obtain that could necessitate amending any such document.

                    (d) Each of the Company and ICG will notify the other promptly of the receipt of any comments from the SEC or its staff or any other government official and of any requests by the SEC or its staff or any other government official for amendments or supplements to any of the SEC Filings or for additional information and will supply the other with copies of all correspondence between the Company or any of its representatives or ICG or any of its representatives, as the case may be, on the one hand, and the SEC or its staff or any other government official, on the other hand, with respect thereto. If at any time prior to the Effective Time, any event occurs that should be set forth in an amendment of, or a supplement to, any of the SEC Filings, the Company and ICG promptly will prepare and file such amendment or supplement and will distribute such amendment or supplement as required by applicable Legal Requirements, including, in the case of an amendment or supplement to the Joint Proxy Statement/Prospectus, mailing such supplement or amendment to the Company's stockholders.

                    (e) ICG covenants that the SEC Filings (other than any information provided by the Company for inclusion in the SEC Filings) (i) will comply in all material respects with the Securities Act and the Exchange Act and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

                    (f) The Company covenants that the SEC Filings (other than any information provided by ICG for inclusion in the SEC Filings) (i) will comply in all material respects with the Securities Act and the Exchange Act and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                    (g) ICG will be responsible for all reasonable expenses incurred in complying with this Section 7.2, including all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel (other than counsel to the Company) and applicable blue-sky fees and expenses.

                    (h) (i) ICG will indemnify, defend, and hold harmless the Company, its officers, directors, employees and agents and each other Person, if any, who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities (collectively, "Losses"), joint or several, to which any of the foregoing may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (A) an untrue statement or alleged untrue statement of a material fact contained in any SEC Filing, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that such misstatement or omission was based on or omitted from information provided by ICG in writing for inclusion in the SEC Filings or was made in reliance upon and in conformity with such information. ICG promptly will reimburse the Company and each such officer, director, employee, agent and controlling Person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such Losses (or action in respect thereof).

                         (ii) If this Agreement is terminated prior to the consummation of the Merger, the Company will indemnify, defend and hold harmless each of ICG and Acquisition Sub and their officers, employees and agents and directors and each other Person, if any, who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any Losses, joint or several, to which any of the foregoing may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (A) an untrue statement or alleged untrue statement of a material fact contained in any SEC Filing or (B) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that the misstatement or omission was based on or omitted from information provided by the Company in writing for use in the SEC Filings or was made in reliance upon and in conformity with such information. The Company promptly will reimburse ICG and Acquisition Sub and each such officer, director, employee, agent and controlling Person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such Losses (or action in respect thereof).

                         (iii) For purposes of this Section 7.2, (A) "Indemnifying Party" means the Person having an obligation hereunder to indemnify any other Person pursuant to this
          Section 7.2, (B) "Indemnified Party" means the Person having the right to be indemnified pursuant to this Section 7.2 and (C) any information concerning the Company that is included in any SEC Filing that is provided to the Company or its counsel for review within a reasonable period before filing or use thereof and to which the Company has not provided written notice of objection to ICG will be deemed to have been provided by the Company for inclusion in such SEC Filing. Whenever any claim for indemnification arises under this Section 7.2, the Indemnified Party will promptly notify the Indemnifying Party in writing of such claim and, when known, the facts constituting the basis for such claim (in reasonable detail). Failure by the Indemnified Party so to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability hereunder except to the extent that such failure materially prejudices the Indemnifying Party.

                         (iv) After such notice, if the Indemnifying Party undertakes to defend any such claim, then the Indemnifying Party will be entitled, if it so elects, to take control of the defense and investigation with respect to such claim and to employ and engage attorneys of its own choice to handle and defend such claim, at the Indemnifying Party's cost, risk and expense, upon notice to the Indemnified Party of such election, which notice acknowledges the Indemnifying Party's obligation to provide indemnification hereunder. The Indemnifying Party will not settle any third-party claim that is the subject of indemnification without the written consent of the Indemnified Party, which consent will not be unreasonably withheld; provided however, that the Indemnifying Party may settle a claim without the Indemnified Party's consent if the settlement (A) makes no admission or acknowledgment of liability or culpability with respect to the Indemnified Party, (B) includes a complete release of the Indemnified Party and (C) does not require the Indemnified Party to make any payment or forego or take any action. The Indemnified Party will cooperate in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial and defense of any lawsuit or action with respect to such claim and any appeal arising therefrom (including the filing in the Indemnified Party's name of appropriate cross claims and counterclaims) and the Indemnifying Party will reimburse the Indemnified Party for all reasonable direct out-of-pocket expenses incurred by the Indemnified Party in connection with such cooperation. The Indemnified Party may, at its own expense, participate in any investigation, trial and defense of such lawsuit or action controlled by the Indemnifying Party and any appeal arising therefrom. If, after receipt of a claim notice pursuant to Section 7.2(h)(iii), the Indemnifying Party does not undertake to defend any such claim, the Indemnified Party may, but will have no obligation to, contest any lawsuit or action with respect to such claim and the Indemnifying Party will be bound by the result obtained with respect thereto by the Indemnified Party (including the settlement thereof without the consent of the Indemnifying Party). If there are one or more defenses available to the Indemnified Party that conflict with, or are additional to, those available to the Indemnifying Party, the Indemnified Party will have the right, at the expense of the Indemnifying Party, to participate in the defense of the lawsuit or action; provided however, that the Indemnified Party may not settle such lawsuit or action without the consent of the Indemnifying Party, which consent will not be unreasonably withheld.

                         (v)  If the indemnification provided for in this
          Section 7.2(h) is for any reason unavailable to the Indemnified Party in respect of any Losses (or action in respect thereof) then the Indemnifying Party will, in lieu of indemnifying the Indemnified Party, contribute to the amount paid or payable by the Indemnified Party as a result of such Losses (or action in respect thereof), in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other with respect to the statement or omission that resulted in such Losses (or action in respect thereof) as well as any other relevant equitable considerations. Relative fault with respect to an untrue or alleged untrue statement or omission of a material fact will be determined by reference to whether the untrue or alleged untrue statement or omission of a material fact related to information supplied by the Indemnifying Party on the one hand or the Indemnified Party on the other, the intent of the parties and their relative Knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by the Indemnified Party as a result of the Losses (or action in respect thereof) referred to above will be deemed to include any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating, trying or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                    Section 7.3    Meetings of Stockholders.  Each of the
                                   ------------------------
          Company and ICG will take all action necessary, in accordance with the DGCL, the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD") and the certificate of incorporation and bylaws of the Company or ICG, as applicable, to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable, to consider and vote upon the adoption and approval of this Agreement (as a plan of merger under Section 251 of the DGCL), the Merger and the other transactions contemplated by this Agreement (each, individually, the "Meeting"), to the extent such approval is required by the DGCL, the NASD or the certificate of incorporation of the Company or ICG, as applicable. Each of the Company and ICG will use its best efforts to hold such meetings at the same date and time.

                    Section 7.4    Compliance with the Securities Act.
                                   ----------------------------------
          Prior to the Closing Date, the Company will cause to be delivered to ICG a letter from the Company, identifying all Persons who are, in its opinion, as of the date of this Agreement, "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause each such Person to deliver to ICG not later than October 20, 1997, a written agreement substantially in the form of Exhibit A. The Company will, as of the date of the Meeting of its stockholders, identify other Persons who at that time are affiliates, and use its reasonable best efforts to cause each such Person to deliver to ICG on a prompt basis such a written agreement. ICG may cause the ICG Certificates evidencing shares of ICG Common Stock issued to such Persons to bear a legend referring to the applicability of paragraphs (c) and (d) of Rule 145 under the Securities Act.

                    Section 7.5    Reasonable Best Efforts.  Without
                                   -----------------------
          limiting the termination and other rights of the parties under this Agreement (and subject to the parties' rights to take certain actions pursuant to Section 6.1(h), Section 6.1(i) and
          Section 6.2(d) consistent with the fiduciary duties of their respective Boards of Directors) each of the parties to this Agreement will use its commercially reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements to consummate and make effective the transactions contemplated by this Agreement in the most expeditious manner practicable, including the satisfaction of all conditions to the Merger.

                    Section 7.6    Confidentiality and Public
                                   --------------------------
          Announcements.  Each party to this Agreement agrees that it will
          -------------
          treat this Agreement and all negotiations and communications between them relating to this Agreement, the Merger or otherwise, and all information disclosed to a party by the other party, as confidential. No party to this Agreement will make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated by this Agreement without prior approval of the other party, which approval will not unreasonably be withheld, as to the timing and contents of any such announcement as may be reasonable under the circumstances; provided however, that nothing contained herein will prevent any party from promptly making all filings with Governmental Entities that may, in its reasonable judgment, be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement so long as such party gives timely notice to the other parties of the anticipated disclosure and cooperates with the other party in designing reasonable procedural and other safeguards to preserve, to the maximum extent possible, the confidentiality of all information furnished by the other party pursuant to this Agreement.

                    Section 7.7    Notification.  In the event of, or after
                                   ------------
          obtaining Knowledge of the occurrence or threatened occurrence of, any fact or circumstance that would cause or constitute a breach or violation of any of its representations, warranties, covenants or other agreements set forth herein, each party to this Agreement promptly will give notice thereof to the other party and will use its best efforts to prevent or remedy such breach.

                    Section 7.8    HSR Act Filings.  ICG and the Company
                                   ---------------
          each will make or cause to be made an appropriate filing of a Notification and Report Form pursuant to the HSR Act no later than 15 Business Days after the date of this Agreement. Each such filing will request early termination of the waiting period imposed by the HSR Act. The Company and ICG each will use its reasonable best efforts to respond or cause a response to be made as promptly as reasonably practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as reasonably practicable to all inquiries and requests received from any other Governmental Entity in connection with antitrust matters; provided however, that nothing contained herein will be deemed to preclude either the Company or ICG from negotiating reasonably with any Governmental Entity regarding the scope and content of any such requested information or documentation. The Company and ICG each will use their respective reasonable best efforts to overcome any objections that may be raised by the FTC, the Antitrust Division or any other Governmental Entity having jurisdiction over antitrust matters. Notwithstanding the foregoing, neither ICG nor the Company will be required to make any significant change in the operations or activities of the business (or any material assets employed therein) of ICG or any of its Affiliates, or of the Company or any of its Affiliates, as the case may be, if ICG or the Company, as the case may be, determines in good faith that such change would be materially adverse to the operations or activities of the business (or any material assets employed therein) of ICG or any of its Affiliates or the Company or any of its Affiliates, as the case may be.

                    Section 7.9    Indemnification of Executives.
                                   -----------------------------

                    (a)  Indemnification.  ICG will cause the Surviving
                         ---------------
          Corporation to, and, should the Surviving Corporation fail or be unable to do so, ICG shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer or director of the Company (each, an "Executive"), against all losses, expenses, damages, liabilities, costs, judgments, and amounts paid in settlement in connection with any claim, action, suit, proceeding, or investigation based on or arising out of, in whole or in part, any actions or omissions of such Executive as an officer or director of the Company on or prior to the Effective Time, including actions or omissions relating to any of the transactions contemplated by this Agreement, to the fullest extent permitted under the DGCL, the certificate of incorporation and bylaws of the Company and the Indemnification Agreements, a list of which has been provided to ICG. ICG will cause the Surviving Corporation to pay expenses in advance of the final disposition of any such claim, action, suit, proceeding, or investigation to each Executive to the fullest extent permitted by applicable Legal Requirements upon receipt of any undertaking required or contemplated by applicable Legal Requirements. Without limiting the foregoing, in any case in which approval of or a determination by the Surviving Corporation is required to effectuate any indemnification, (i) the Executives will conclusively be deemed to have met the applicable standards for indemnification with respect to any actions or omissions of such Executives as an officer or director of the Company on or prior to the Effective Time relating to any of the transactions contemplated by this Agreement and (ii) ICG shall cause the Surviving Corporation to direct, at the election of any Executive, that the determination of any such approval shall be made by independent counsel selected by the Executive and reasonably acceptable to ICG. If any such claim, action, suit, proceeding, or investigation is brought against any Executive (whether arising before or after the Effective Time), (i) the Executive may retain counsel satisfactory to him or her that is reasonably acceptable, and (ii) ICG will pay or will cause the Surviving Corporation to pay all reasonable fees and expenses of such counsel for the Executive, as such fees and expenses are incurred, upon receipt of a written undertaking by the Executive that the Executive will repay the amounts so paid if it ultimately is determined in a final non-appealable judgment by a court of competent jurisdiction that he is not entitled to be indemnified by the Surviving Corporation as authorized by the DGCL. Neither ICG nor the Surviving Corporation shall have any obligation hereunder to any Executive when and if a court of competent jurisdiction shall ultimately determine in a final non-appealable judgment that such Executive is not entitled to indemnification hereunder.

                    (b) The Surviving Corporation shall maintain in effect for a period of one year after the Effective Time the policy of officers' and directors' liability insurance maintained by the Company on the date of this Agreement, with coverage in amount and scope at least as favorable as the Company's existing directors' and officers' liability insurance coverage; provided that such policy shall not be required to be maintained if equivalent coverage is provided to such Persons under another policy of officers' and directors' liability insurance maintained by ICG or any of its Affiliates; and provided further that in satisfying the obligations under this provision, the Surviving Corporation shall not be obligated to pay annual premiums in excess of 200% of the amount per annum paid by the Company in its last full fiscal year. The amount per annum of premiums paid by the Company in its last full fiscal year equaled $426,500.

                    (c)  Successors.  If  ICG or the  Surviving Corporation
                         ----------
          or any of its successors or assigns (i) consolidates with or merges into any other Person and will not be the continuing or surviving Person of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provisions will be made so that the successors and assigns of ICG or the Surviving Corporation assume the obligations set forth in this
          Section 7.9.

                    Section 7.10   Employee Benefits.  For a period of at
                                   -----------------
          least one year after the Effective Time, ICG will cause the Surviving Corporation to make generally available to the employees of the Company employee benefits, including severance benefits and accrued vacation time, which are no less favorable than those currently afforded to the employees of the Company.
          On the Effective Date, the Company's employee stock purchase plan shall be terminated and any cash in participants' accounts will be refunded to them.


                                     ARTICLE VIII
                                     ------------

                                 CONDITIONS PRECEDENT

                    Section 8.1    Conditions to Each Party's Obligation to
                                   ----------------------------------------
          Effect the Merger.  The respective obligations of each party to
          -----------------
          effect the Merger will be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                    (a) This Agreement, the Merger and the transactions contemplated by this Agreement shall have been duly approved, to the extent required by applicable law or rule by (i) the holders of the outstanding Company Stock entitled to vote, (ii) the holders of the outstanding ICG Common Stock entitled to vote, and
          (iii) ICG as the sole stockholder of Acquisition Sub.

                    (b) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated.

                    (c) The Registration Statement on Form S-4 that includes the Joint Proxy Statement/Prospectus shall have become effective in accordance with the provisions of the Securities Act and any necessary state securities law approvals shall have been obtained and no stop orders with respect thereto shall have been issued by the SEC and remain in effect.

                    (d) No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Legal Requirement that remains in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting the transactions contemplated by this Agreement, or that questions the validity or the legality of the transactions contemplated by this Agreement and that could reasonably be expected to materially and adversely affect the value of the business of the Company, it being agreed that each party will use its reasonable best efforts to have any such injunction lifted. All material consents of Governmental Entities required to be obtained with respect to the Merger and the other transactions contemplated by this Agreement shall have been obtained.

                    (e) As of the Effective Time, the shares of ICG Common Stock issued in connection with the Merger will be quoted on NASDAQ, subject to satisfaction, in each case, of applicable NASDAQ requirements upon official notice of issuance.

                    Section 8.2    Conditions to Obligation of the Company
                                   ---------------------------------------
          to Effect the Merger.  The obligation of the Company to effect
          --------------------
          the Merger will be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

                    (a) The representations and warranties of ICG contained in this Agreement shall be true and correct in all material respects as of the Effective Time, with the same force and effect as if made as of the Effective Time, except (i) for changes contemplated by this Agreement, (ii) for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), and (iii) in all such cases, for such breaches or inaccuracies of such representations and warranties as do not have a Material Adverse Effect on ICG, and the Company shall have received a certificate of ICG to such effect signed by the Chief Executive Officer of ICG. For purposes of determining whether there has been a failure to satisfy the condition set forth in this Section 8.2(a), there shall not be considered any change in the stock price of capital stock of ICG after the date of this Agreement.

                    (b) ICG shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it prior to the Effective Time, and the Company shall have received a certificate of ICG to such effect signed by the Chief Executive Officer of ICG.

                    (c) David W. Garrison shall have been appointed to the Board of Directors of ICG effective as of the Effective Time.

                    (d)  The opinion of BT Alex. Brown referenced in
          Section 5.4 shall not have been withdrawn.

                    (e) The Company shall have received a written opinion of Pillsbury Madison & Sutro LLP, or other evidence, in form and substance reasonably satisfactory to the Company, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code. In rendering such opinion, counsel may rely upon representations of the parties contained herein and in certificates of officers of the Company and others.

                    Section 8.3    Conditions to Obligations of ICG and
                                   ------------------------------------
          Acquisition Sub to Effect the Merger.  The obligations of ICG and
          ------------------------------------
          Acquisition Sub to effect the Merger will be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

                    (a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Effective Time, with the same force and effect as if made as of the Effective Time, except (i) for changes contemplated by this Agreement, (ii) for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), and (iii) in all such cases, for such breaches or inaccuracies of such representations and warranties as do not have a Material Adverse Effect on the Company, and ICG shall have received a certificate of the Company to such effect signed by the Chief Executive Officer of the Company. For purposes of determining whether there has been a failure to satisfy the condition set forth in this Section 8.3(a), there shall not be considered any change in the stock price or capital stock of the Company after the date of this Agreement.

                    (b) The Company shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and ICG shall have received a certificate of the Company to such effect signed by the Chief Executive Officer of the Company.

                    (c) The opinion of Gleacher NatWest, Inc. referenced in Section 4.4 shall not have been withdrawn.

                    (d) Prior to the Effective Time, the Company shall have disposed of all of its interest in Internetcom do Brazil, S.A. or, alternatively, shall have acquired, and holds as of the Effective Time, more than 51 percent of the equity interests of such company.

                                      ARTICLE IX
                                      ----------

                          TERMINATION, AMENDMENT AND WAIVER

                    Section 9.1    Termination.  This Agreement may be
                                   -----------
          terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company or
          ICG:

                    (a) by mutual written consent of the Board of Directors of ICG and the Board of Directors of the Company;

                    (b) by either ICG or the Company (i) if at the Meeting of its stockholders (including any postponement or adjournment thereof), the Merger is not approved and adopted by the affirmative vote specified herein, (ii) after March 1, 1998 or
          (iii) if its independent accountants advise it in writing that the Merger will not qualify for pooling-of-interests accounting treatment under GAAP;

                    (c) by the Company, if it receives notice from ICG of the determination of the Board of Directors of ICG as provided in Section 6.2(d);

                    (d) by ICG, if it receives notice from the Company of the determination of the Board of Directors of the Company as provided in Section 6.1(i);

                    (e) by ICG, if any Person (other than ICG and any of its Affiliates) shall have acquired before the Effective Time or the termination of this Agreement 50 percent or more of the outstanding Company Stock, unless such Person shall have delivered to ICG within two Business Days of such acquisition definitive written confirmation to the effect that such Person will vote in favor of the Merger at the Meeting and take no action to prevent or delay the Merger.

                    Section 9.2    Remedies.
                                   --------

                    (a) In the event of the termination of this Agreement or breach of any provision of this Agreement by either ICG or the Company, ICG and the Company shall be entitled to all remedies available at law, provided that, subject to the specific performance remedy in the succeeding sentence, the remedies specified in Section 9.2(b) and Section 9.2(c) shall be the sole remedies allowable to ICG or the Company, as the case may be, as a result of the events specified therein. Notwithstanding anything to the contrary in this Agreement, in the event of a breach of any provision of this Agreement prior to the termination of this Agreement, the non-breaching party shall be entitled to all available equitable remedies.

                    (b) Subject to Section 9.2(d), if (i)(w) ICG receives notice from the Company of the determination of the Board of Directors of the Company as provided in Section 6.1(i), (x) the Board of Directors of the Company fails to recommend to the stockholders of the Company the approval of the Merger prior to March 2, 1998, or withdraws such recommendation, (y) the Merger is not consummated as a direct result of the failure of the Company to obtain stockholder approval as provided in Section 8.1(a)(i) or (z) the condition set forth in Section 8.2(d) fails to be satisfied, and the giving of such notice or such failure or withdrawal is not the result of the failure of ICG to satisfy the conditions set forth in Section 8.2(a) or Section 8.2(b), (ii) any Person (other than ICG and any of its Affiliates) shall have acquired before the Effective Time or the termination of this Agreement 50 percent or more outstanding Company Stock and such Person fails to timely deliver the written confirmation to ICG as provided in Section 9.1(e), or (iii) if the Company fails to satisfy the conditions set forth in either Section 8.3(a) or
          Section 8.3(b) and in the case of Section 8.3(b) such failure prevented the consummation of the Merger prior to March 2, 1998, the Company will promptly pay to ICG by wire transfer, in immediately available funds, the Termination Fee.

                    (c) Subject to Section 9.2(d), if (i)(w) the Company receives notice from ICG of the determination of the Board of Directors of ICG as provided in Section 6.2(d), (x) the Board of Directors of ICG fails to recommend to the stockholders of ICG the approval of the Merger prior to March 2, 1998, or withdraws such recommendation, (y) if the Merger is not consummated as a direct result of the failure of ICG to obtain stockholder approval as provided in Section 8.1(a)(ii) or (z) the condition set forth in Section 8.3(c) fails to be satisfied, and the giving of such notice or such failure or withdrawal is not the result of the failure of the Company to satisfy the conditions set forth in
          Section 8.3(a) or Section 8.3(b), or (ii) if ICG fails to satisfy the conditions set forth in either Section 8.2(a) or Section 8.2(b) and in the case of Section 8.2(b) such failure prevented the consummation of the Merger prior to March 2, 1998, ICG shall promptly pay to the Company by wire transfer, in immediately available funds, the Termination Fee.

                    (d) Notwithstanding anything to the contrary herein, no party shall have any liability under the Agreement, including
          Section 9.2(a), Section 9.2(b) or Section 9.2(c), in the event the Agreement is terminated or terminable as a consequence of the nonfulfillment of any of the conditions set forth in Section 8.1(b), Section 8.1(c), Section 8.1(d), Section 8.1(e), Section 8.2(c) or Section 8.2(e), unless such nonfulfillment is caused by that party's material breach of any of its covenants or obligations under this Agreement.

                    (e) If the Company or ICG terminates the Agreement as a consequence of any failure to satisfy the conditions set forth in Section 8.2(a) or Section 8.3(a), for purposes of determining whether payment of the Termination Fee under Section 9.2(b) or
          Section 9.2(c) is required, the party so terminating the Agreement on that basis shall bear the burden of proof of demonstrating by clear and convincing evidence that such failure occurred and in so doing may not introduce into evidence, nor may a court consider in its deliberation, any change in the stock price of the capital stock of either party whether or not such change is in conjunction with or otherwise relates to the event giving rise to the breach or otherwise.

                    Section 9.3    Amendment.  This Agreement may be
                                   ---------
          amended by ICG and the Company by or pursuant to action taken by their respective Boards of Directors at any time before or after approval of this Agreement by the stockholders of the Company and ICG and prior to the Effective Time, but, after either such approval, no amendment will be made that changes the Exchange Ratio as provided in Section 3.1 or changes, in any way adverse to such stockholders, the terms of the ICG Common Stock or that in any other way materially adversely affects the rights of such stockholders, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of ICG and the Company.

                    Section 9.4    Waiver.  At any time prior to the
                                   ------
          Effective Time, subject to Section 9.3, ICG and the Company, by or pursuant to action taken by their respective Boards of Directors, may (i) extend the time for performance of any of the obligations or other acts of the other party to this Agreement,
          (ii) waive any inaccuracies in the representations and warranties set forth in this Agreement or in any documents delivered pursuant to this Agreement and (iii) waive compliance with any of the agreements or conditions set forth in this Agreement. Any agreement on the part of a party to this Agreement to any such extension or waiver will be valid if set forth in an instrument in writing signed on behalf of such party.

                                      ARTICLE X
                                      ---------

                           GENERAL PROVISIONS; DEFINITIONS

                    Section 10.1   Non-Survival of Representations,
                                   --------------------------------
          Warranties and Agreements.  No representations and warranties
          -------------------------
          contained in this Agreement will survive beyond the Closing Date. This Section 10.1 will not limit any covenant or agreement of the parties to this Agreement that by its terms requires performance after the Closing Date.

                    Section 10.2   Notices.  All notices or other
                                   -------
          communications under this Agreement will be in writing and will be given (and will be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                    If to the Company:  NETCOM On-Line Communication
                                        Services, Inc.
                                        Two North Second Street, Plaza A
                                        San Jose, California  95113
                                        Attention:  David W. Garrison, Chief
                                                    Executive Officer and
                                                    Chairman of the Board
                                        Telecopy No.: 408-881-3430

                    With a copy to:     Pillsbury, Madison & Sutro LLP
                                        2700 Sand Hill Road
                                        Menlo Park, California  94028
                                        Attention:  Jorge A. Del Calvo
                                        Telecopy No.:  415-233-4545

                    If to ICG:          ICG Communications, Inc.

                                        9605 East Maroon Circle
                                        Englewood, Colorado  80112
                                        Attention:  J. Shelby Bryan,
                                                    President and Chief
                                                    Executive Officer and
                                                    H. Don Teague, General
                                                    Counsel
                                        Telecopy No.:  303-575-6278

                    With a copy to:     Sherman & Howard L.L.C.

                                        633 Seventeenth Street
                                        Suite 3000
                                        Denver, Colorado  80202
                                        Attention: Robert Mintz, Esq.
                                        Telecopy No.:  303-298-0940

          or to such other addresses as any party may have furnished to the other parties in writing in accordance with this Section 10.2.

                    Section 10.3   Fees and Expenses.  Except as provided
                                   -----------------
          in Section 9.2, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement will be paid by the party incurring such expenses.

                    Section 10.4   Specific Performance.  The parties to
                                   --------------------
          this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in accordance with Section 9.2(a), the parties will be entitled to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, and no party will raise any defense to the institution of such equitable relief.

                    Section 10.5   Third Party Beneficiaries.  The parties
                                   -------------------------
          to this Agreement agree that the Company's stockholders, officers, directors and employees are intended third party beneficiaries of the terms of this Agreement, to the extent such terms refer expressly to such Persons, with full rights hereunder as if each of them were a party to this Agreement.

                    Section 10.6   Entire Agreement; Miscellaneous.  This
                                   -------------------------------
          Agreement will be of no force or effect until executed and delivered by all of the parties to this Agreement. This Agreement (including the documents and instruments referred to in this Agreement) when executed and delivered, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter of this Agreement. This Agreement may be executed in two or more counterparts which together will constitute a single agreement. This Agreement may be delivered by facsimile. Any certificate delivered pursuant to this Agreement will be made without personal liability on the part of the officer or employee of the Person giving such certificate.

                    Section 10.7   Governing Law and Venue; Waiver of Jury
                                   ---------------------------------------
                                   Trial.
                                   -----

                         (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE UNDER, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.2 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

                         (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.7.


                              [SIGNATURES ON NEXT PAGE]

                    IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.


                                   ICG COMMUNICATIONS, INC.



                                   By: /s/ J. Shelby Bryan
                                       -----------------------------------
                                       Name:    J. Shelby Bryan
                                       Title:   President and Chief
                                                Executive Officer



                                      NETCOM ON-LINE COMMUNICATION
                                      SERVICES, INC.



                                      By:   /s/  David W. Garrison
                                            -------------------------------
                                          Name:   David W. Garrison
                                          Title:  Chief Executive Officer
                                                   and Chairman of the
                                                   Board

                                     Exhibit A
                                  to Agreement and
                                   Plan of Merger


                             FORM OF AFFILIATE AGREEMENT


          Gentlemen:

               The undersigned is a holder of shares of Common Stock, par value $0.01 per share ("Common Stock"), of NETCOM On-Line Communication Services, Inc., a Delaware corporation ("NETCOM"), and will be entitled to receive in connection with the merger (the "Merger") of a wholly-owned Delaware subsidiary of ICG Communications, Inc., a Delaware corporation ("ICG"), with and into NETCOM, shares of Common Stock, par value $0.01 per share, of ICG (the "Securities").

               The undersigned acknowledges that the undersigned may be deemed an "affiliate" of NETCOM within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), and/or as such term is used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "Commission"), although nothing contained herein shall be construed as an admission of such status.

               If in fact the undersigned were an affiliate of NETCOM under the Act, the undersigned's ability to sell, assign or transfer any Securities received by the undersigned in exchange for any shares of NETCOM pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including instruction with respect to the applicability to the sale of such Securities of Rules 144 and 145(d) promulgated under the Act.

               The undersigned hereby represents to and covenants to ICG that the undersigned will not sell, assign or transfer any Securities received by the undersigned in exchange for shares of Common Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) by a transaction in conformity with the volume and other limitations of Rule 145 or Rule 144 under the Act ("Rule 144"), to the extent applicable, or any other applicable rules promulgated by the Commission or (iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to ICG, or as described in a "no-action" or interpretative letter from the Staff of the Commission, is not required to be registered under the Act.

               In the event of a sale of Securities pursuant to Rule 145, or, if applicable, Rule 144, the undersigned will supply ICG with evidence of compliance with such Rule, in the form of customary seller's and broker's Rule 145 or, if applicable, Rule 144, representation letters or as ICG may otherwise reasonably request. The undersigned understands that ICG may instruct its transfer agent to withhold the transfer of any Securities disposed of by the undersigned in a manner inconsistent with this letter.

               The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Securities received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed (i) by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to ICG to the effect that such legends are no longer required for the purposes of the Act and the rules and regulations of the Commission promulgated thereunder or (ii) in the event of a sale of the Securities which has been registered under the Act.

               The undersigned further represents to, and covenants with NETCOM and ICG that the undersigned will not, during the period beginning on the date that ICG gives written notice that consummation of the Merger is reasonably expected to occur within sixty days of the date of such notice, sell, transfer or otherwise dispose of, or reduce any risk relative to, the Securities received by the undersigned in the Merger or any other shares of the capital stock of ICG until after such time as results covering at least 30 days of operations of ICG (including the combined operations of NETCOM) have been published by ICG in the form of a quarterly earnings report, or an annual report on Form 10-K, if such 30-day period includes the end of ICG's fiscal year, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes such results of operations.

               The undersigned acknowledges that it has carefully reviewed this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Securities.

                                   Very truly yours,



                                   --------------------------------------
                                   [Name]
                                   [Address]


          Dated:  October   , 1997
                          --





               As an inducement to the above individual to deliver this letter, ICG agrees that for so long and to the extent necessary to permit such individual to sell the Securities pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, ICG shall use all reasonable efforts to file, on a timely basis, all reports and data required to be filed by it with the Commission pursuant to Section 13 of the Securities and Exchange Act of 1934.

                                   Very truly yours,

                                   ICG COMMUNICATIONS, INC.


                                   By:
                                       -----------------------------------
                                        Name:
                                              -----------------------------
                                        Title:
                                              ----------------------------